UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 18, 2024

To the Shareholders of
GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2024 Annual Meeting of Shareholders (Annual Meeting) will be held in a virtual meeting format, via live audio webcast at 10:00am, Central Daylight Time, on Thursday, April 25, 2024. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading, or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, date, sign, and return your proxy or vote over the telephone or via the Internet. If you attend the Annual Meeting, you may change your vote during the meeting if you desire to do so.

We hope that you will take this opportunity to join us at the virtual Annual Meeting.

Sincerely,

J. Matthew Darden Co-Chairman and Chief Executive Officer

Frank M. Svoboda Co-Chairman and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, April 25, 2024	Voting Matters		Page
TIME:	10:00am Central Daylight Time	☑	Election of Directors	5
PLACE:	Online via live audio webcast Register to attend the meeting at register.proxypush.com/GL	☑	Ratification of Appointment of Independent Registered Public Accounting Firm	11
		☑	Advisory Vote to Approve Executive Compensation	11
Shareholders will also be asked to consider and act upon other business that properly comes before the meeting.
Virtual Annual Meeting
The 2024 Annual Meeting will be held in a virtual meeting format, online via live audio webcast. We believe that a virtual meeting will help to facilitate attendance and participation by shareholders from any geographic location with internet connectivity.
You may register for and attend the virtual meeting online using a smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Edge or Firefox. Please ensure that your browser is compatible. As a shareholder, in order to register you will need to visit register.proxypush.com/GL and enter the control number included on your proxy card or voting instruction form. After registering, you will receive a confirmation email and another email approximately one hour prior to the start of the meeting (10:00am Central Daylight Time), at the email address provided during registration, with a unique link to access the virtual meeting. Registration support is available via an email address displayed on the registration page. Meeting access support may be obtained via a toll-free number listed on the email pre-registered shareholders will receive one hour prior to the start of the meeting. Shareholders will be able to participate in the virtual meeting, securely vote, submit questions or comments to management in accordance with the Company's Shareholders' Rights Policy, and access a copy of the shareholder list (by clicking on an active link), just as one could at an in-person meeting. Guests will also be able to access the meeting and listen to the live webcast. Directions on how to attend the virtual Annual Meeting can be found on our website at https://investors.globelifeinsurance.com under the Calls & Meetings heading.
The meeting may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.
Record Date
The close of business on Friday, March 1, 2024 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.
How to Vote
Your vote is important. We urge you to vote and submit your proxy in advance of the meeting. You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the virtual Annual Meeting. You may also choose to vote your shares by internet or telephone. You may revoke your proxy at any time before it is voted at the meeting. If you are a beneficial shareholder and wish to vote during the meeting, you must first have obtained a legal proxy from your bank, broker or other nominee which must be submitted, via email, either in advance of the meeting to EQSS-ProxyTabulation@equiniti.com or along with the voting ballot during the meeting.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
McKinney, Texas
March 18, 2024
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 25, 2024: The Company’s Proxy Statement and 2023 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Note: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2023, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

PROXY STATEMENT SUMMARY
AND COMPANY HIGHLIGHTS
Performance Highlights
Globe Life Inc. (the "Company") had a strong year in 2023. We continued to grow both total underwriting margins and total premium during the year. Total sales grew by 6%, primarily due to strong agent count growth. We are optimistic about the future and believe the Company is well positioned to continue to create consistent growth. The charts below highlight the key financial metrics we use to evaluate our business. Refer to APPENDIX A—Non-GAAP Reconciliations for definitions of non-GAAP measures, and Results of Operations in our 2023 Annual Report on Form 10-K for a reconciliation of such non-GAAP measures.
*In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications.
**The results included in this proxy statement reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). The Company implemented the standard on January 1, 2023 on a modified retrospective basis as of the transition date of January 1, 2021. For additional information, please refer to our 2023 Annual Report on Form 10-K.
    1                 GL 2024 Proxy Statement

*In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications.
**The results included in this proxy statement reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). The Company implemented the standard on January 1, 2023 on a modified retrospective basis as of the transition date of January 1, 2021. For additional information, please refer to our 2023 Annual Report on Form 10-K.
    2                 GL 2024 Proxy Statement

Executive Compensation Highlights
Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder wealth over the long term. Specific highlights include:

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation to best align management interests with those of our shareholders
	•	Aggregate equity awards are made as a percentage of market capitalization to provide maximum alignment with shareholders
	•	Realizable pay continues to be well-aligned with the Company's total shareholder return (TSR)

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	No liberal share recycling on stock options and SARs
	•	Awards subject to both minimum vesting requirements and the Company’s Clawback Policy

Compensation Governance	•	The Board’s independent Compensation Committee oversees the compensation program
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each named executive officer’s (NEOs) target opportunity
	•	No dividend equivalents on performance share units
	•	Robust stock ownership guidelines for directors and executives
•
Clawback policy applicable to current and former executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material non-compliance with any financial reporting requirement under securities laws

	•	NEOs (including the Co-CEOs) do not have employment contracts or severance agreements

Shareholder Support	•	In 2023, we received strong support for our executive compensation programs, with 84% of votes cast approving our advisory say-on-pay resolution
	•	Over the last five years, our say-on-pay voting results have averaged a 91% approval rate
The compensation recommendations and decisions for 2023 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Board Advisory, Inc.) and the independent members of the Board are summarized in the Executive Summary of the Compensation Discussion and Analysis section of this Proxy Statement.
Governance Highlights
Corporate governance remained a focus of our Board and Company management in 2023. Our corporate governance practices are overseen by the Board of Directors, its standing committees, and our Co-Chief Executive Officers. Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong independent Lead Director
	•	100% independent Board committees
	•	Regular executive sessions of the independent members of the Board
	•	10 of 12 Board members are independent

Good Corporate Governance Practices	•	Appropriate mix of diversity and tenure on Board
	•	Director Retirement Age and Tenure Policy
	•	Annual Board and Board committee evaluations, including periodic individual Director evaluations
	•	Director and executive officer stock ownership requirements
	•	Policies that prohibit hedging and pledging and provide for clawbacks
    3                 GL 2024 Proxy Statement

Shareholders' Rights	•	Shareholders' Rights Policy
	•	Proxy access
	•	No supermajority voting provisions
	•	Annual election of Directors
	•	Majority voting standard for uncontested Director elections

People and Culture	•	Succession planning and leadership development for executive officers and senior management positions
	•	Succession planning and education for the Board and Board leadership
	•	Oversight of programs, policies and initiatives designed to foster an engaged, stable, and diverse workforce
	•	Work environment based on accountability, standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives

Focus on Sustainability	•	Oversight of sustainability by the Board and its standing committees, which assist the Board by monitoring Environmental, Social & Governance (ESG) related issues
	•	Senior management-led ESG Committee responsible for setting the Company's sustainability agenda, pursuant to a charter adopted by the Board of Directors
	•	Business practices designed to further good corporate citizenship and reflect sound fiscal management
	•	ESG Report published annually
Additional information can be found in the Corporate Governance section of this Proxy Statement.
Board Composition Highlights*

Gender Diversity (50%)	Tenure

	<5 years	●●●●●●

Racial/Ethnic Diversity (25%)	5-9 years	●●●●

	10+ years	●●

	6	Directors joined the Board since 2021

	5	Directors departed the Board since 2021

Independence (83%)

*As of March 18, 2024
    4                 GL 2024 Proxy Statement

Voting Matters
At Globe Life Inc.'s 2024 Annual Meeting of Shareholders, you are being asked to:

Elect Directors
Eleven of our current directors are standing for re-election (Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Alice S. Cho, J. Matthew Darden, Steven P. Johnson, David A. Rodriguez, Frank M. Svoboda and Mary E. Thigpen), each to a one-year term based upon a majority voting standard.

Information about the director nominees’ qualifications and tenure on the Board is located in the sections of this Proxy Statement entitled Director Nominee Profiles and Director Nominee Skills and Qualifications.

Approve Auditors	Deloitte & Touche LLP, who have served as Globe Life Inc.'s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2024.

Advise on Executive Compensation
You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the various compensation tables and accompanying narrative compensation disclosures found in the Compensation Discussion and Analysis section of this Proxy Statement.

PROPOSAL NUMBER 1
 Election of Directors
The Board of Directors proposes the election of Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Alice S. Cho, J. Matthew Darden, Steven P. Johnson, David A. Rodriguez, Frank M. Svoboda, and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2025, and until his or her successor is elected and qualified. All directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. Jane Buchan will retire from the Board, with over 18 years of Board Service, at the Annual Meeting of Shareholders on April 25, 2024.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. Effective as of the Annual Meeting of Shareholders on April 27, 2023, the number of directors was set at 12 persons. On February 28, 2024, the Board determined to reduce the number of directors from 12 to 11 persons upon the retirement of Jane Buchan from the Board, as discussed above.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

Proposal	The Board recommends that shareholders vote “FOR” the proposal.
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    5                 GL 2024 Proxy Statement

Director Nominee Profiles

Linda L. Addison
Lead Director
	Independent Director	Member, Governance and Nominating Committee

Principal occupation: Past Managing Partner, Norton Rose Fulbright US LLP, since January 2017.
Ms. Addison is also a director of Lexitas and serves on the non-profit boards of Catalyst and the M.D. Anderson Center Board of Visitors. She is a Senior Trustee of the University of Texas Law School Foundation. She formerly served as an independent director of KPMG LLP, the U.S. audit, tax and advisory firm (2018 - 2023).
Ms. Addison received a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law. She earned the Certification in Climate Leadership from Diligent Institute, the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University's Software Engineering Institute, and is an NACD Board Leadership Fellow.
As a global business leader and chief executive with more than three decades of practical experience, including as former Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, Ms. Addison brings a broad array of management skills and operational experience to the Board, including expertise in corporate governance, climate leadership oversight, cybersecurity oversight, strategic planning, enterprise risk management, regulatory/compliance, compensation, mergers and acquisitions, and human capital management.

Director since Feb. 2018
Age 72

Marilyn A. Alexander

	Independent Director	Member, Compensation Committee

Principal occupation: Self-employed management consultant since November 2003, and Principal in Alexander & Friedman, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues, since January 2006.
Ms. Alexander is also a director of McCarthy Holdings, Inc. Additionally, she is a member of the Board of Trustees, Chapman University, Orange, California.
She has an A.B. in Philosophy from Georgetown University and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania and holds a CPA license in the Commonwealth of Virginia.
Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort, where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin, as well as her own consultancy practice.

Director since Feb. 2013
Age 72

Cheryl D. Alston

	Independent Director	Member, Compensation Committee

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas (ERF), a $4 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston also serves on the Board of CHRISTUS Health and Blue Cross Blue Shield of Kansas City and is a Director on the Janus Henderson Mutual Fund Board. She formerly served as a director of the Federal Home Loan Bank of Dallas (2017-2021).
She holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Leonard N. Stern School of Business at New York University.
With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since Feb. 2018
Age 57

Mark A. Blinn

	Independent Director	Member, Compensation Committee

Principal occupation: Retired executive.
He serves on the Boards of Texas Instruments Incorporated, Emerson Electric Co., and Leggett & Platt, Incorporated. He is an Executive Board Member of the Southern Methodist University (SMU) Cox Executive Board.
Mr. Blinn holds a B.S., M.B.A. and J.D. from Southern Methodist University, as well as a charter financial analyst (CFA) designation.
As President and Chief Executive Officer, and formerly Chief Financial Officer, of Flowserve Corporation and through his senior leadership roles at FedEx Kinko’s Office and Print Services, Inc. and Centex Corporation, Mr. Blinn developed a well-rounded set of business skills and knowledge that significantly benefits the Board, including extensive expertise in business operations, organizational design, accounting/finance and experience running a large complex international organization. He also possesses a thorough understanding of legal and governance matters through his time spent as a practicing attorney.

Director since Nov. 2021
Age 62

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James P. Brannen

	Independent Director	Chair, Governance and Nominating Committee

Principal Occupation: Retired executive (Formerly Chief Executive Officer of FBL Financial Group Inc., West Des Moines, Iowa, then a public financial services company, August 2012-December 2019).
He also serves on the Boards of First Interstate BancSystem and Amerisure Mutual Insurance Company. He formerly served as a director for Great Western Bancorp, Inc. (2015-2022), FBL Financial Group Inc. (2012-2019), the Greater Des Moines Partnership (2012-2019), and the Property Casualty Insurers Association of America (2012-2019).
Mr. Brannen holds a B.B.A. in Accounting from the University of Iowa and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.
With nearly 30 years of relevant experience in the insurance and financial services industry, and having held a variety of C-suite positions during his distinguished career, Mr. Brannen brings to the Board extensive expertise in finance and executive management.

Director since Nov. 2021
Age 61

Alice S. Cho

	Independent Director	Member, Audit Committee

Principal Occupation: Senior Advisor for The Boston Consulting Group, a global management consulting firm providing strategic advice to C-suite leaders and boards, since 2021 (Formerly Advisor of Varo Money, Inc., a digital bank startup, 2017-2020).
Ms. Cho is also an independent director of First Interstate BancSystem and serves on the dean's advisory council at the University of Chicago Harris School of Public Policy.
She earned a B.A. from Whitman College and earned an A.M. from the University of Chicago, where she was a Sloan fellow.
Through her advisory and management positions at Promontory Financial Group, BITS (Bank Policy Institute), the Federal Reserve Board, and the U.S. Executive Office of the President, Ms. Cho brings to the Board extensive experience in financial services, public policy, and corporate boards, including advising boards and top executives on risk management, regulatory compliance, corporate governance, and digital technology issues.

Director since Feb. 2023
Age 57

J. Matthew Darden

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2023 and Co-Chief Executive Officer since Jan. 2023 (Formerly Senior Executive Vice President and Chief Strategy Officer of Company April 2022 - Dec. 2022; Executive Vice President and Chief Strategy Officer of Company Jan. 2017-April 2022; President of subsidiary American Income Life Insurance Company July 2018-Dec. 2022).
Mr. Darden received a B.B.A. and an M.B.A from Baylor University and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
He provides the Board with a host of relevant and broad-based skills gained from more than 29 years of direct insurance industry experience, including expertise in marketing, finance, accounting, consulting, technology, business combinations and capital market transactions. Through his managerial roles at the Company, most recently serving as its Chief Strategy Officer, and his 16+ years of public accounting experience at Deloitte & Touche LLP and Ernst and Young LLP, Mr. Darden brings a wealth of highly-valued managerial, financial, operational and strategic experience to the Board.

Director since Apr. 2023
Age 53

Steven P. Johnson

	Independent Director	Member, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013.
He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, regulatory, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41-year career with Deloitte & Touche LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since Nov. 2016
Age 73

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David A. Rodriguez

	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: Retired executive (Formerly Global Chief Human Resources Officer of Marriott International, Bethesda, MD, August 2006 - December 2021).
He also serves on the Board of American Woodmark Corporation and the Board of Trustees of the SIOP Foundation.
Mr. Rodriguez earned a B.A. in Psychology and an M.A. and Ph.D. in Industrial/Organizational Psychology from New York University.
He brings to the Board extensive experience in human resource management, including organizational culture and inclusion, through a 36-year career at companies including Marriott International, Citicorp/Citibank and Avon Products, and his service on the Board of American Woodmark Corporation and the Board of Trustees of the SIOP Foundation.

Director since Feb. 2023
Age 65

Frank M. Svoboda

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2023 and Co-Chief Executive Officer since Jan. 2023 (Formerly Senior Executive Vice President and Chief Financial Officer of Company April 2022-Dec. 2022; Executive Vice President and Chief Financial Officer of Company June 2012 - April 2022; President of subsidiary Globe Life And Accident Insurance Company July 2018-Dec. 2022).
He received a B.A. degree in Accounting and Finance from Nebraska Wesleyan University and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
Mr. Svoboda has more than 36 years of direct insurance industry experience, including in the areas of tax, accounting, consulting, compensation and benefits, business combination and capital market transactions. As the Company's Chief Financial Officer for more than a decade, with overall responsibility for various accounting, financial and investment functions at the Company and its subsidiaries, and through his service as the Company's Vice President of Tax for nine years prior thereto, as well as the 19 years he spent in public accounting at KPMG LLP, he provides the Board with significant financial and operational expertise.

Director since Apr. 2023
Age 62

Mary E. Thigpen

	Independent Director	Chair, Audit Committee

Principal occupation: Self-employed Consultant providing advisory services in digital transformation strategies, technology and cybersecurity assessments, and systemic risk mitigation competencies since February 2019 and September 2015-October 2017. (Formerly CEO of OpsDataStore, LLC, Johns Creek, Georgia, a big data analytics, AI, and visualization software company, October 2017-January 2019).
Ms. Thigpen also serves as a director of Achievelt Online, LLC and Hope Bancorp, Inc. and its affiliate Bank of Hope. She formerly served as a director of Opus Bank (2019-2020).
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, cybersecurity, strategic planning, corporate governance, enterprise and systemic risk management, international business, digital sales and marketing developed as a result of her time as CEO of OpsDataStore and as CEO of North Plains, LLC and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since Feb. 2018
Age 64

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Director Nominee Skills and Qualifications
The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees who possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations	Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.
Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other High-Level Senior Management Running Large Organizations
Experience managing and leading large complex businesses is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive sustainable financial and operational results.

Enterprise Risk Management	Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have a material adverse impact on our business and ultimately shareholder value.
Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security
Can better inform the Board regarding technical risks and issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.

Insurance Industry/ Financial Services	Experience in the insurance industry or financial services sector contributes to the Board's understanding of the distinct financial, legal and regulatory issues we regularly encounter as an insurance holding company with multiple insurance subsidiaries.
Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance	We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.
Marketing/Advertising	Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.
Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

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While not an exhaustive list, the skills matrix below reflects some of the qualifications and attributes possessed by the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.
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PROPOSAL NUMBER 2
 Approval of Auditors
A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2024 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2023, and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2024, and has recommended that the shareholders ratify the appointment of Deloitte for 2024.
A representative of Deloitte is expected to be present at the meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, Deloitte will have the opportunity to make a statement should the firm desire to do so.
If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Proposal	The Board recommends that shareholders vote “FOR” the proposal.
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PROPOSAL NUMBER 3
Advisory Vote on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking for shareholder approval of the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.
The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. Our compensation program is designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.
This vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and will take such vote into account when making future executive compensation decisions.
Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:
    “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Proposal	The Board recommends that shareholders vote “FOR” advisory approval of our executive compensation.
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OTHER BUSINESS
The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, J. Matthew Darden and Frank M. Svoboda, will vote in accordance with their judgment on these matters.
INFORMATION REGARDING DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS
Executive Officers
The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years*
Jennifer A. Haworth	50	EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019. (Corporate SVP, Marketing of Company Nov. 2019 - Dec. 2019; VP, Marketing of Company Jan. 2018 - Nov. 2019; SVP, Marketing of Globe Dec. 2011 - Sept. 2019)
Robert E. Hensley	56
EVP and Chief Investment Officer of Company since July 2021; Divisional SVP, Investments of American Income, Family Heritage, Globe, Liberty and United American since Feb. 2021. (Vice President for Provident Investment Management LLC, Chattanooga, TN, Nov. 1999 - Nov. 2020)

Thomas P. Kalmbach	59
EVP and Chief Financial Officer of Company since Jan. 2023; President of Globe since Jan. 2023; President of Family Heritage since Apr. 2022. (EVP and Chief Actuary of Company Jan. 2019 - Dec. 2022; SVP and Chief Actuary of American Income, Globe, Liberty and United American Aug. 2018 - Dec. 2022)

Michael C. Majors	61
EVP, Policy Acquisition and Chief Strategy Officer of Company since Jan. 2023; President of United American since Mar. 2015. (EVP - Administration and Investor Relations of Company July 2018 - Dec. 2022)

R. Brian Mitchell	60	EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of American Income since Jan. 2023; President of Liberty since July 2018.
Dolores L. Skarjune	58
EVP and Chief Administrative Officer of Company since Jan. 2023; Divisional SVP, Administration of Family Heritage since June 2023; Divisional SVP, Sales and Administration of American Income, Globe, Liberty, and United American since Sept. 2019. (Corporate SVP, Sales Administration of Company Jan. 2021 - Dec. 2022; SVP of Sales Administration of American Income, Globe, Liberty and United American Aug. 2012 - Sept. 2019)

Christopher K. Tyler	50
EVP and Chief Information Officer of Company since June 2022. (Chief Information Officer of Magellan Health Feb. 2020 - May 2022; Chief Information Officer of Lifecare Health Partners May 2018 - Dec. 2019)

Rebecca E. Zorn	52
EVP and Chief Talent Officer of Company since Jan. 2021; Divisional SVP and Chief Talent Officer of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (Corporate SVP and Chief Talent Officer of Company Nov. 2019 - Dec. 2020; VP and Chief Talent Officer of Company Jan. 2019 - Nov. 2019; Assistant Secretary and Director of Human Resources of Company Jan. 2018 - Dec. 2018; SVP and Chief Talent Officer of American Income, Family Heritage, Globe, Liberty and United American June 2019 - Sept. 2019)

*American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.
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Stock Ownership
The following table shows certain information about stock ownership as of January 31, 2024 for the directors, nominees and named executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2024.

	Company Common Stock or Options Beneficially Owned as of January 31, 2024[1]
Name	Directly[2]	Indirectly[3]
Linda L. Addison	17,689	0
Marilyn A. Alexander	20,337	0
Cheryl D. Alston	21,755	0
Mark A. Blinn	4,518	0
James P. Brannen	5,020	0
Jane Buchan	98,384	0
Alice S. Cho	2,835	0
J. Matthew Darden	211,862	1,476
Steven P. Johnson	1,959	13,447
David A. Rodriguez	2,687	0
Frank M. Svoboda	295,870	141,793
Mary E. Thigpen	12,543	0
Thomas P. Kalmbach	97,571	847
Michael C. Majors	127,515	0
R. Brian Mitchell	134,320	48,690
Robert E. Hensley	18,850	0
All Directors, Nominees and Executive Officers as a group (20 persons):[4]	1,279,329	210,265
1 No individual director, nominee, or executive officer beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Alston, 14,017 shares; for Buchan, 18,100 shares; for Darden, 185,660 shares; for Svoboda, 292,500 shares; for Kalmbach, 87,500 shares; for Majors, 92,500 shares; for Mitchell, 133,000 shares; for Hensley, 16,500 shares; and for all directors, nominees and executive officers as a group, 1,021,327 shares, that are subject to presently exercisable Company stock options.
3 Indirect beneficial ownership includes shares (a) owned by the director, named executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, named executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, named executive officer’s or nominee’s home or (d) owned by the director or named executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes: for Darden, approximately 1,476 shares; for Kalmbach, approximately 847 shares; for Mitchell, approximately 11,311 shares; and for Svoboda, approximately 1,895 shares, calculated based upon conversion of stock unit balances held in their respective accounts in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Svoboda includes 139,898 shares held in his family living trust. Indirect ownership for Mr. Mitchell includes 36,151 shares held in his family living trust and 1,228 shares held in a trust for the benefit of his son.
4 All directors, nominees and executive officers as a group, beneficially own 1.51% of the common stock of the Company.
CORPORATE GOVERNANCE
Director Independence Determinations
The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the "Company"), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. After review of the Committee's recommendations regarding director independence, the Board
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determined on February 28, 2024 that the following directors meet the categorical standards prescribed by the New York Stock Exchange and set by the Board, and are “independent”:

•	Linda L. Addison	•	Mark A. Blinn	•	Steven P. Johnson
•	Marilyn A. Alexander	•	James P. Brannen	•	David A. Rodriguez
•	Cheryl D. Alston	•	Alice S. Cho	•	Mary E. Thigpen
The Board determined that J. Matthew Darden and Frank M. Svoboda (as Company employees) were not "independent.”
Leadership Structure
Management
Since June 1, 2012, the Company has successfully operated with two principal executive officers, most recently with J. Matthew Darden and Frank M. Svoboda serving as Co-Chief Executive Officers (“Co-CEOs”) of the Company since January 1, 2023.
While this leadership structure may be non-traditional and less common among the Company’s peers, the Board has determined that having Co-CEOs remains the most appropriate strategic leadership choice for the Company, as currently constituted. In appointing Messrs. Darden and Svoboda as Co-CEOs, the Board observed that such leadership structure has proven highly effective for the Company for over a decade; allowing compatible, experienced executives with complementary skill sets to partner together to manage the complex and varied corporate functions attendant to our business. The Company does not have a President or Chief Operating Officer, opting instead for the Co-CEOs to perform the functions typically associated with such roles.
While both Co-CEOs are ultimately responsible for all aspects of the Company’s day-to-day business operations and jointly oversee the management of the Company, they have separated their duties in a manner designed to leverage the prior experience and expertise of each, while collaborating to set forth their strategic vision for the Company, consistent with guidance from the Board.
The Board believes this leadership structure allows for a valuable mix of backgrounds, expertise and perspectives at the Company’s most senior-level executive position, enabling more informed decision-making and enhanced business judgment by those principally charged with leading the organization into the future. The Board has determined that maintaining a Co-CEO structure, premised upon a shared commitment by both individuals to successfully execute the Company’s strategy, serves to best position the Company for continued growth and shareholder value creation.
Board of Directors
The Board does not have a fixed policy regarding the separation of the Board Chair and Chief Executive Officer (CEO) positions. It is the Board's position that such determination should be part of the regular succession planning process and should be made based on the best interests of the Company at a given time. The Company currently operates with the roles of the Board Chair and CEO combined, believing that it provides the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups.
Although the Board is not currently chaired by an independent director, the Company's Corporate Governance Guidelines provide for the position of a lead independent director (Lead Director) and define the qualifications and duties of that Lead Director. The Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by the Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as the Lead Director for more than three one-year terms in succession without express agreement of the Board.

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The Lead Director has duties which include, but are not limited to, the following:

Lead Director Duties
•	Acting as the principal liaison between the independent directors and the Board Chair(s) and facilitating the flow of quality and timely information between the independent directors and Company management
•	Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion
•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings, facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and provide useful feedback for the Board Chair(s)
•	Leading Board meetings if the Board Chair(s) is/are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•	Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles
•	Leading the Board through the Co-CEO/Chair succession planning process, including overall timing and candidate identification, selection and leadership transition
•	Working with the Governance and Nominating Committee to ensure that: (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors, if any, are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities
•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Board Chair(s)
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so or until another Lead Director is elected.
Linda L. Addison was elected as Lead Director to serve for a term beginning in April 2023 and expiring April 25, 2024. The independent members of the Board have determined that, upon the completion of such term, Ms. Addison will continue to serve as Lead Director until the close of the 2025 Annual Meeting of Shareholders.
Board Oversight of Strategy
A key responsibility of the Board is the oversight of management’s development and execution of the Company’s strategy. The Board’s oversight of strategy is a continuous process in which elements of the strategy are discussed at each regularly-scheduled Board meeting. Annually, the Board and management engage in a discussion regarding the Company’s long-term strategy, operational priorities and annual operating plan.
The Company’s strategic plan establishes priorities, aligns resources and ensures the organization is working toward common goals. The strategic plan includes an assessment of the competitive environment and details the operational priorities necessary to increase shareholder value while successfully managing risk.
The Board reviews the Company’s primary objectives for attaining short and long-term success, including financial and operational goals. The Board assesses management’s progress in achieving objectives through discussion of strategic business activities and performance measures. The Company’s risk management program (including ERM and ESG topics) is also evaluated by the Board. The varied skills and experiences of the Board members are essential to the Board’s ability to meet its strategic planning oversight responsibility, including monitoring and providing guidance related to management’s execution of the Company’s business strategy.
Board Oversight of Risk
The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, compliance/legal and strategic risks. In
    15                 GL 2024 Proxy Statement

fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees – Audit Committee, Compensation Committee, and Governance and Nominating Committee – who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated mitigation activities. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas, and the Board maintains primary responsibility for risk oversight. The organization's most significant risks are assessed and reported to the full Board on an annual basis, as well as to the applicable standing committee(s) as necessary. The Audit Committee receives a quarterly risk report from the Chief Risk Officer, which includes results from recently conducted risk assessments. The "Emerging Risk Assessment" and scenario-based risk assessments for the Company's top risks are conducted annually and the results are reported to the Audit Committee and, subsequently, to the full Board.
Risk Oversight Responsibilities

Board of Directors
•Strategic Planning & Resource Allocation Risk •Credit Risk •Capital Risk •Financial Market Risk •Market Dynamics Risk	•IT & Systems Risk •Reputation & Communications Risk •Distribution Risk	•Business Resiliency Risk •Third-Party Risk •Key Relationship Management Risk

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Financial Reporting Risk •Tax Risk •Legal Risk •Compliance Risk •Insurance Product Risk •Asset-Liability Matching Risk •Information Security Risk •Fraud Risk •Data Governance Risk	•Talent Risk (including Compensation and Benefits Risk and Incentive Risk)	•Health & Safety Risk •Governance Risk •Talent Risk

The Board oversees risk, in part, by regularly monitoring, receiving, and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management (ERM) Committee chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its quarterly meetings as a non-voting member. Other Board members may attend such meetings and submit matters and issues to be considered and reported on by the ERM Committee.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s ERM framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company's ERM Department aids the ERM Committee’s efforts to identify, assess and prioritize the Company’s most significant risks, while working directly with "risk owners" on mitigation, monitoring and reporting of such risks. This Department also supports the Company’s operational business units in evaluating and managing risk in their respective areas through facilitation of a variety of annual risk assessments. The "Emerging Risk Assessment" process begins with the ERM Department compiling emerging risk data from industry resources, then conducting workshops with leaders at various levels of management to discuss and identify the Company's top emerging risks. The results and proposed action plans are discussed with the ERM Committee and then shared with the Audit Committee. The ERM Department also coordinates the "Core Risk Assessment" process, which begins by hosting workshops with leaders at various levels of management to identify the most significant (or “core”) risks to the organization. Each of the core risks is scoped into a scenario-based risk assessment process with risk owners to determine risk scenarios and associated risk ratings, existing and planned mitigation, and key risk metrics. The risk assessments include collaboration with other internal departments principally focused on risk management as well as the department with primary responsibility for strategic planning. The core risks are also assessed in relation to the Company’s strategic priorities and objectives. The risk assessment results are reported to the Board at least annually to obtain their insight and guidance.

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Risk Assessment Process

ERM Program
Emerging Risk Assessment
Core Risk Assessment
Strategic Planning Partnership
Risk Management Partnerships

The Company has created a "risk liaison" network, consisting of key employees and leaders throughout the organization who have been designated as "risk liaisons." These individuals (numbering nearly 40 in 2023) are asked to participate in risk assessments and to report to senior management on current and emerging risks about which they become aware through the performance of their day-to-day job responsibilities, resulting in a bottom-up or mid-level-up enterprise-wide risk reporting environment.
The Company also has a Chief Compliance Officer who oversees the Regulatory Compliance Department, which is charged with tracking, reviewing and interpreting state, federal and international laws and regulations relevant to the Company's business operations. Through active management of periodic regulatory examinations of the Company's insurance subsidiaries, this department is well-positioned to identify regulatory risks that may need to be brought to the attention of the ERM Committee.
The Company has an Operational Risk Committee (formerly the "Security Risk Committee"), a sub-committee of the ERM Committee, that is chaired by the Chief Security Officer. This committee supports the ERM Committee's efforts, and in turn, the Board's efforts, to establish and authorize strategies for managing compliance and operational risks, in accordance with applicable legal and regulatory requirements and in alignment with the Company's business and strategic needs. Part of the committee's responsibilities include reviewing and evaluating risks associated with the confidentiality, integrity and availability of critical business systems and sensitive customer and Company data.
The Board believes the Company’s risk reporting structure, as discussed herein and illustrated in the following graphic, serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s short-term operational and long-term strategic objectives.

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Risk Reporting Structure

More information on the risks facing the Company may be found in Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by subsequent SEC filings made by the Company.
Board Oversight of Cybersecurity Risk
The Board considers information security to be an enterprise-wide risk management issue and oversees material information security risks through the Audit Committee. The Company’s General Counsel and Chief Risk Officer, who chairs the ERM Committee, oversees the Company-wide ERM Program and execution of the Company's risk strategy, including cybersecurity risk. The Chief Information Security Officer (CISO), who reports to the General Counsel, spearheads the Company's efforts with respect to information security strategy, governance, risk and incident management. The Operational Risk Committee also provides executive-level direction with respect to implementation of the Company’s Information Security program.
The Audit Committee of the Board of Directors is briefed by the CISO on a quarterly basis. These quarterly briefings focus on relevant cybersecurity issues, including compliance with applicable regulations and current or planned changes to such regulations, an overview of current cyber threats, risk management activities, and discussion of cyber incident investigations that warrant the attention of the Board. The CISO also provides an annual update to the full Board on changes in cybersecurity, top threats facing the Company, key risks and mitigation efforts, and any material cybersecurity incidents. On a quarterly basis, the Chair of the Audit Committee updates the full Board on any information security topics brought before the Audit Committee.
Board Oversight of Sustainability and ESG
As part of their general responsibility for overseeing the Company’s corporate strategy and approach to enterprise risk management, the Board and its standing committees monitor and guide management’s implementation of ESG initiatives. The Board has emphasized the importance of considering ESG factors when management develops and implements the Company’s strategic objectives, underscoring the need to ensure the sustainability of the Company and its business operations and to create long-term value for its shareholders and other stakeholders. To ensure adequate Board-level attention is devoted to relevant ESG-related issues, the Board’s standing committees have assumed oversight of specific ESG topics that fall within their respective areas of responsibility, as described below.
To enable the Company to appropriately respond to ESG-related risks and opportunities, the Board and its committees regularly engage with senior management on ESG-related issues. Recent discussions have centered on topics such as: data privacy; cybersecurity; executive compensation; corporate culture; employee engagement; employee health and wellness; diversity, equity, and inclusion (DEI); talent acquisition and development; succession
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planning; risks associated with the Company's information assets; investment portfolio risks; regulatory developments; and other considerations, as further discussed under Sustainable Business Practices.
The Company's independent Lead Director has earned the Climate Leadership Certificate from Diligent Corporation, which is an asset in facilitating discussions at the Board level to address climate-related issues.
Since 2018, the Company has had an ESG Committee, a sub-committee of the ERM Committee, comprised of a cross-functional group of key leaders and internal subject matter experts, including but not limited to the Company’s Executive Vice President, General Counsel and Chief Risk Officer; Executive Vice President, Policy Acquisition and Chief Strategy Officer; Executive Vice President and Chief Investment Officer; Executive Vice President and Chief Talent Officer; Corporate Senior Vice President, Associate Counsel and Corporate Secretary; Divisional Senior Vice President, Risk and Chief Security Officer; Divisional Vice President, Enterprise Risk; Director of Facilities; and the Director of ESG. The ESG Committee typically meets quarterly and reports its activities regularly to the ERM Committee. The Company's Chief Risk Officer and Chair of the ERM Committee, in turn, provides quarterly updates to the Board with respect to risk-related topics and initiatives, including those that are ESG-related. This role facilitates a targeted ESG discussion with the Board at least annually.
The Company has a formal ESG function (the "ESG team") within the Enterprise Risk Management department, in support of the Company's ongoing commitment to embed ESG considerations into its business decision-making and risk management processes. The ESG team is responsible for helping to facilitate the Company’s ESG strategy and initiatives consistent with guidance provided by the ESG Committee and the Board. The ESG team also supports efforts to enhance the Company's ESG disclosures.
The Company’s ESG reporting structure to the Board is illustrated below. This structure is designed to allow for Board oversight of ESG-related issues that are material to the Company and facilitates the open communication and informed guidance necessary for diligent consideration and risk mitigation of ESG issues.
ESG Reporting Structure

Board of Directors

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Enterprise Risk Management •Data Privacy & Cybersecurity •Financial Accountability & Transparency •Climate Change Impact on Financial Risks	•Compensation & Benefits •Executive Compensation •Pay Equity •Diversity, Equity & Inclusion
•Board/Committee Composition
•Employee Health, Safety & Wellness
•Corporate Culture, Employee Engagement
•Employee Learning & Development
•Leadership Development & Succession
•Diversity, Equity & Inclusion
•Human Rights
•Ethical Business Practices

ERM Committee

ESG Committee
Governance Guidelines and Codes of Ethics
The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
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Insider Trading Policy
The Company has adopted an Insider Trading Policy that governs the purchase, sale and other disposition of the Company’s securities by its directors, officers and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE Listing Standards.
Shareholder Engagement
We recognize that open and steady communication with our shareholders can allow us to better understand and remain responsive to the issues they prioritize and to gain valuable feedback on our corporate governance, performance and strategic initiatives.
We regularly engage with our shareholders. Our investor relations team routinely communicates with shareholders and investment analysts throughout the year through calls, meetings, investor conferences and other means. Such discussions regularly include senior executives, such as the Company’s Co-CEOs and the Chief Financial Officer, and conversations primarily focus on financial and operating performance, capital management and corporate strategy.
In addition to the foregoing discussions, in 2023 we reached out to the Company’s 25 largest shareholders, representing approximately 55% of our total outstanding shares, in order to solicit their feedback, if any, related to operational and governance issues pertinent to the Company. Of the nine shareholders who responded, six declined the engagement offer and we engaged in meaningful discussions with three shareholders.
Information about our outreach efforts and the feedback received from our investors was subsequently shared with the Company’s Board of Directors for its consideration.
Communications with the Board of Directors
Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Executive Sessions of the Board
The Company’s independent directors meet in regularly-scheduled executive sessions without any participation by Company officers or employee directors. These executive sessions are currently held either before or after the Board’s regularly-scheduled physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over each of the executive sessions during 2023. If that director had not been present, another independent director would have been chosen by the independent directors to preside.
Board and Annual Shareholder Meeting Attendance
During 2023, the Board held four physical meetings, one videoconference meeting, and acted two times by unanimous written consent. In 2023, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 27, 2023 Annual Meeting of Shareholders, all but one of the directors were present.
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Committees of the Board of Directors
The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees.
The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, and Section 16 of the Securities Exchange Act of 1934:

Director	Board Committees
	Audit Committee	Compensation Committee	Governance and Nominating Committee
Linda L. Addison (L)
Cheryl D. Alston
Marilyn A. Alexander
Mark A. Blinn
James P. Brannen
Jane Buchan[1]
Alice S. Cho
Steven P. Johnson
David A. Rodriguez
Mary E. Thigpen
Number of Meetings Held in 2023[2]	11	5	4

(L) - Lead Director; - Chair; - Member
[1] Scheduled to retire from the Board at the Annual Meeting on April 25, 2024.
[2] The Audit Committee held 4 physical meetings and 7 teleconference meetings in 2023; the Compensation Committee held 5 physical meetings in 2023; and the Governance and Nominating Committee held 4 physical meetings in 2023.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is reviewed annually and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
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Committee	Committee Responsibilities

Audit Committee
•Reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;
•Selects, appoints, reviews and, if necessary, discharges the independent auditors;
•Reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services;
•Reviews the adequacy of the Company’s system of internal controls over financial reporting;
•Periodically reviews pending litigation and regulatory matters;
•Reviews the performance of the Company’s internal audit function;
•Reviews related party disclosures to assure they are adequately disclosed in the Company’s financial statements and other SEC filings;
•Reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;
•Discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•Monitors and periodically reports to the Board regarding management’s enterprise risk management processes;
•Meets with the Company’s independent auditors and internal auditors both with and without management present at each of its regular quarterly meetings;
•Evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations; and
•Reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies.

Current Committee Members

Mary E. Thigpen, Chair
Alice S. Cho
Steven P. Johnson

Compensation Committee
•Determines the Company's stated general compensation philosophy and strategy;
•Reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;
•Establishes the annual bonus pool;
•Administers the Company’s Management Incentive Plan and stock incentive plans;
•Makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;
•Reviews and recommends to the Board non-management director compensation;
•Reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and
•Oversees preparation of the Compensation Committee Report in the annual Proxy Statement.

The Compensation Committee is authorized to retain its own independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters, as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement, and delegates day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

Current Committee Members

Jane Buchan, Chair
Marilyn A. Alexander
Cheryl D. Alston
Mark A. Blinn

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Governance and Nominating Committee
•Receives and evaluates qualifications of potential director candidates;
•Identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends director nominees to the Board;
•Reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);
•Recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;
•Develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;
•Monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;
•Assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;
•Oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and executive management; and
•Oversees evaluations of the performance of the Board, individual Board members, Board committees, and the Co-CEOs, as coordinated by the Lead Director

The Governance and Nominating Committee will receive, evaluate, and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting at which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-laws. The Company has also adopted proxy access, as set forth in Article III, Section 3 of the Company's By-laws. These procedures are described more fully in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Current Committee Members

James P. Brannen, Chair
Linda L. Addison
David A. Rodriguez

Risk Assessment of Compensation Policies and Practices
The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.
In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee also has considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.
Succession Planning and Leadership Development
The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. As the basis for beginning the director succession process, the Committee uses the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates. The Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of the Lead Director, the Co-CEOs, and at least one member of the Governance and Nominating Committee, along with other directors, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately
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select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon the CEO's retirement are considered and, after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and periodically discussed by the full Board.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as Chief Financial Officer, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Chief Administrative Officer, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the heads of the sales divisions of the principal insurance subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include the identification of key performance indicators for effective team management, the establishment of a defined learning path for managers, and internal collaboration to identify and support managers in need of learning and development opportunities. In 2023, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, remained a focus.
Qualifications of Directors
The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

Integrity
Absence of Conflicts of Interest
Achievement/ Experience
Business Understanding
Oversight
Available Time
Age
Independence
Diversity
Length of Service
Qualifications of Directors

The Company's Corporate Governance Guidelines also discuss the following director qualification standards:

1. **Board Membership Criteria**
2. **Size of the Board**
3. **Director Terms**
4. **Retirement Age and Tenure Policy**
5. **Selection of Chairman of the Board**

Board Diversity
A diverse, effective, and experienced Board of Directors is key to the Company's governance and business success. One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and
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other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Investors page of the Company's website under the Board of Directors heading at Qualifications of Directors. The information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Director Identification and Evaluation Procedures
The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates, based in part on their evaluations of the skills matrix, included in the Director Nominee Skills and Qualifications section of this Proxy Statement, and an assessment of the skills and attributes considered most beneficial to furthering the Company's governance and strategy:

Board Identification of a Need	The Board identifies the need to add a new Board member meeting certain criteria, or to fill a vacancy on the Board.

↓
Initiation of Search
The Governance and Nominating Committee initiates a broad-based, inclusive search, seeking input from other Board members and senior management, and may engage a professional search firm or other consultants to assist in identifying potential director candidates if necessary.

↓
Consideration by Governance and Nominating Committee	Candidates who satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration.

↓
Evaluation of Shareholder-Proposed Candidates	The Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates.

↓
Interview Process	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, will interview prospective candidates.

↓
Committee Approval of Final Candidates	The Governance and Nominating Committee meets to consider and approve final candidates.

↓
Board Approval of Selected Candidate(s)	The Governance and Nominating Committee seeks full Board endorsement of selected candidate(s).

Procedures for Director Nominations by Shareholders
Article III, Section 2 of the Company’s By-laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-laws.
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Article III, Section 3 of the Company's By-laws includes a proxy access provision, pursuant to which an eligible shareholder (or group of shareholders) may nominate and include in our proxy materials a prescribed number of director nominees, subject to such shareholder(s) and the nominee(s) meeting the requirements set forth in our By-laws. Notice of proxy access director nominees must be delivered to or mailed and received by the Corporate Secretary at the principal offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the preceding year's annual meeting.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 24, 2025.
You may find the Company’s By-laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Sustainable Business Practices
The Board and management believe that sustainable business practices are an important component of both good corporate citizenship and sound fiscal management, as well as a key driver of long-term success. Our primary focus with respect to sustainability includes:

Human Capital Management	Corporate Culture and Engagement	Data Protection and Cybersecurity	Operational Efficiency and Transparent ESG Reporting and Disclosure
We continue to advance our sustainable business practices by further enhancing our ESG strategy and disclosures. To this end, we have aligned our ESG disclosures with Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. A materiality assessment, completed in 2022, serves as a foundational element to our approach and has helped to facilitate an understanding of the ESG topics that are most important to our Company and are likely to drive long-term performance. Our consideration of these key areas of potential ESG impact, risk, and opportunity help to inform our business decisions and risk management processes. Additional information on our ESG progress and efforts to enhance our ESG strategy may be found in our ESG Report, which is posted on the Investors page of the Company's website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Human Capital Management
The Board believes effective human capital management is essential to attracting, motivating, rewarding, and retaining the key talent necessary to successfully execute on our business strategy and to maintain sustainable business operations. To this end, the Board oversees management’s development and implementation of the Company’s strategy with respect to its people, culture and community. Management periodically reports to the Board and Board-level committees on human capital-related issues. We endeavor to cultivate and maintain an environment that allows our employees and independent sales agents to thrive by creating community, recognizing and celebrating accomplishments, and encouraging well-being.
We believe in continuous learning and seek to provide opportunities for Company employees to further their professional development. We have developed a robust multi-track learning ecosystem to guide and foster talent development for the Company’s next generation of leaders. We offer a diverse slate of courses with options for personal and professional development, with planned future enhancements to include a mentoring program to provide employees with the opportunity to connect in a more focused way. The curriculum catalog includes self-directed as well as instructor-led courses in formats catering to in-person and hybrid employees. An education
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assistance program is also offered to encourage employee growth in areas related to their current responsibilities and career aspirations.
To support our employees’ development, employees and managers participate in an annual performance review process. We believe that performance reviews align an employee’s role and responsibilities with the Company’s larger vision. Employees are also asked to set measurable goals on a yearly basis together with their manager. We work to integrate succession planning and talent development throughout all levels of the organization to facilitate the growth of the Company’s next generation of leaders.
We strive to provide a safe and healthy work environment. The Company prescribes certain safety and health rules and practices, reminding employees of their responsibility to report accidents, injuries and unsafe equipment, practices or conditions. Employees are also furnished with tools and training providing information to help enable them to safely engage with co-workers, customers and third parties.
In support of the physical, financial and emotional well-being of our employees, we offer a comprehensive employee benefits package that includes competitive monetary benefits inclusive of a 401(k) and/or pension benefits, fitness center reimbursement, paid-time-off (based on years of service), health insurance, dental and vision insurance, an employee assistance program, health savings and flexible spending accounts, family leave, and tuition assistance. We also recognize that allowing our employees time away from work to relax and tend to personal matters is critical to maintaining their exceptional performance. As such, we offer various benefits designed to ensure our employees have the opportunity to live balanced lives. We also have adopted various time-off and leave policies, and provide our employees with flexible connections, flexible schedules, and flexible locations, as appropriate. We believe that maintaining and strengthening the physical and mental health of our workforce will drive resilience and excellence in our operations.
In March 2023, we hosted a 'month of financial wellness,' highlighting the range of benefits surrounding employees’ financial needs and featuring an open forum with our retirement team.
Corporate Culture and Engagement
We are focused on fostering a culture that is inclusive and attractive for all of our employees and independent sales agents, and in which individual voices are heard and workers are recognized, celebrated and empowered, while being valued as assets for business growth. We are likewise committed to maintaining a business atmosphere and working environment based on honesty, fair dealing and sound business ethics. We believe in the importance of maintaining a culture of accountability by clearly specifying expectations and standards for all of our employees.
Biennially, we conduct a confidential employee engagement survey (most recently conducted in 2023) to give our employees the opportunity to provide input about their experiences with the Company, including but not limited to, confidence in the Company and its leadership, competitiveness of our compensation and benefit package, and departmental relationships. We utilize the survey results to identify opportunities for improvement and to create action plans based on employee feedback.
We believe that an inclusive culture is necessary to unlock the benefits of diversity, including increased innovation and insight from differences in thought, background and experiences. We work hard to provide an inclusive and welcoming work environment – one that ensures that employment, promotion, workplace advancement decisions, and agent contracting decisions are based solely on an individual’s abilities and qualifications. Our commitment to diversity starts with our Board of Directors; the Company believes a diverse, effective, and experienced Board of Directors is key to the Company's governance and success. Our Board counts six individuals who identify as women among its twelve members (three of whom serve in leadership positions). Additionally, one Board member identifies as African American/Black, one identifies as Asian, and one as Hispanic/Latino. Of the Company's employee population, 68% identify as women and 48% identify as racial/ethnic minorities.1
We recognize the importance of increasing organizational awareness about all aspects of DEI. In 2023, the Company continued its series of heritage-based forums, workshops and communications to raise awareness of the nature and value of diversity in our complex, modern work environment and highlight the importance of providing a safe space to teach and learn about cultural history. To this end, during the year, we acknowledged a number of notable diversity-themed months, including Black History Month, Women’s History Month, Arab American Heritage Month, Asian American & Pacific Islander Heritage Month, Pride Month, National Hispanic Heritage Month, Global Diversity Awareness Month, and Native American History Month.
1 As of December 31, 2023
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We have established an enterprise-wide DEI program called Mosaic@Globe Life, that focuses on awareness, influence and advocacy. This platform aims to support a corporate culture in which everyone feels safe to be their full, authentic selves.

Mosaic@Globe Life
Mission Statement
We are committed to maintaining a diverse workforce that reflects the communities where we live and serve. We believe employee engagement starts with feeling included, respected and appreciated.

Through Mosaic@Globe Life, employees are empowered to join or establish voluntary, employee-led groups called Employee Resource Groups (ERGs). ERGs help to engage and retain employees, while offering mentoring and development opportunities. ERG members gather to discuss and share lived experiences and resources centered around a common interest, experience, or trait. As of year-end 2023, Globe Life employees had established six ERGs with the support of Mosaic@Globe Life.
Since its launch, thirteen cohorts have graduated from the Mosaic@Globe Life Leadership Development Program, a six-week learning experience. This voluntary program equips leaders with tools and support as they expand their ability to identify and mitigate bias, respect differences, build empathetic relationships, proactively identify potential areas of conflict, and bring out the best in others. The program enables its graduates, referred to as Mosaic@Globe Life Coaches, to become more effective leaders, drive change, and develop a culture of increased openness, respect for differences, and understanding. Mosaic@Globe Life Coaches have the opportunity to continue their DEI learning journey with quarterly Coaches meetings. Meeting topics include: How to be an Ally, Inclusion Nudges and How We Make Decisions, Psychological Safety, and Equipping Leaders to Adopt Inclusive Leadership Behaviors.
The Company offers various types of DEI training for employees. Topics include, but are not limited to, workplace inclusion, improving group dynamics, dimensions of culture, emotional intelligence, and empathy. In addition, our Learn@Globe Life Portal course catalog currently features 51 training courses, including on-demand and in-class learning opportunities, within the Mosaic@Globe Life category. Since its implementation, 5,007 DEI training courses have been completed.
Our purpose-driven mission is to help families Make Tomorrow Better by working to protect their financial future. We are committed to supporting the communities where we live, work and visit, and proudly partner with non-profit organizations that support youth/family, veterans/military, education, health, and seniors. Within these areas of focus, the non-profit organizations we partner with support underserved communities, individuals facing food insecurity, at-risk youth, and health advocacy. The Company, our employees and independent sales agents collectively donated more than $4.1 million in 2023.
We also supported tax credit scholarship programs in Arizona, Florida, Mississippi, South Dakota and Virginia. Our contribution of $2.3 million to these programs helped provide over 200 scholarships that give children access to specialized educational services and materials.
Our employees are encouraged to get involved. In 2023, volunteer employee groups included service to:
•Greater Cleveland-area Food Bank
•Meals on Wheels
•Mission Waco
•NewView Oklahoma
•North Texas Food Bank
To engage our employees in charitable giving, the Company selects non-profit organizations to feature quarterly. Our 2023 Quarterly Charitable Giving Partners included Alex’s Lemonade Stand Foundation, American Heart Association, Make-A-Wish and Special Olympics.
The Company also supports employees by offering dependent scholarships. Access to quality education is a value that is important for the Company to help families and develop younger generations. In 2023, we awarded ten $2,500 higher education scholarships to dependents of Company employees.
Our charitable giving extends throughout the organization. Independent sales agents from our respective sales divisions of subsidiaries American Income Life Insurance Company, Family Heritage Life Insurance Company of
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America, and Liberty National Life Insurance Company also helped Make Tomorrow Better through hands-on volunteering and financial support. In 2023, they collectively donated $581,861 to various 501(c)(3) organizations located in areas both domestic and international.
Data Protection and Cybersecurity
As a life insurance company, we collect, process and store personal private information of our policyholders and prospective customers. Our information security program is designed to leverage recognized cybersecurity frameworks and practices to protect critical business operations and the confidentiality, integrity and availability of sensitive customer information from cyberattacks. We routinely monitor the current threat environment and adjust our information security program as appropriate to address new or changing risks.
Cybersecurity is an intrinsic part of corporate governance and enterprise risk management, supporting the leadership, organizational structures and processes which safeguard the Company’s information, operations, market position and reputation. Information security risk is evaluated and managed in a comprehensive fashion and not with a singular focus on information technology. Information security is treated as a business risk issue and governance of the information security function is structured to support that posture. Information security is governed and supported by an executive management level Operational Risk Committee, whose overall mission is to provide direction in regards to the Company's risk appetite and tolerance, approve strategic security plans, authorize projects based upon business risk, and review information regarding security status and business impact.
Operational Efficiency and Transparent ESG Reporting and Disclosure
Environmental responsibility and sustainability are part of our long-term business strategy. We recognize the potential impacts of climate change and the importance of this issue to investors, the communities we serve, and the health of our planet. We strive to reduce our impact on the environment by implementing various green building initiatives at our corporate facilities, continuing our Company-wide emphasis on recycling and waste reduction efforts, prioritizing the reduction of our paper and water usage, and developing processes to collect data on our greenhouse gas emissions. We intend to continue to identify opportunities to improve our energy efficiency and address climate change in ways that will be both sustainable and cost-effective.
We are committed to the ongoing enhancement of environmental responsibility and sustainability practices throughout our operations, and we will continue to consider ways in which we can preserve invaluable natural resources, reduce waste, and address climate change. We believe that such a commitment is necessary to our continued success, as well as to the well-being of our communities and planet. Additional information on our efforts to improve our environmental efficiency may be found in the Company’s ESG Report available on the Company’s website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Named Executive Officers
In this section, we provide a detailed overview of our executive compensation philosophy, objectives and processes, including the sequential steps taken by the Compensation Committee in structuring and setting executive compensation, with a particular focus on the compensation of our Named Executive Officers (collectively NEOs) for 2023:

Name	Title
Frank M. Svoboda	Co-Chairman and Chief Executive Officer
J. Matthew Darden	Co-Chairman and Chief Executive Officer
Thomas P. Kalmbach	Executive Vice President and Chief Financial Officer
Michael C. Majors	Executive Vice President, Policy Acquisition and Chief Strategy Officer
R. Brian Mitchell	Executive Vice President, General Counsel and Chief Risk Officer
Robert E. Hensley	Executive Vice President and Chief Investment Officer
2023 Performance
Globe Life performed well in 2023 and we believe the Company is well positioned to continue to create sustainable growth and build shareholder value for years into the future. Below are a few examples of Globe Life’s accomplishments during the year. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
•Net operating income per share increased 10%, primarily due to the strength of our underwriting margins, and net operating income as a return on equity, excluding AOCI (net operating income ROE), was 14.7%.
•Net operating income surpassed $1 billion, a 7% increase from 2022.
•Book value per share, excluding AOCI, increased 11% to $76.21.
•Total premium in force increased over 4% to $4.6 billion.
•Total life and health net sales of our exclusive agencies (American Income Division, Liberty National Division and Family Heritage Division) increased by approximately 8% (6% life and 14% health), while the average producing agent count grew during the year by 17% to over 15,850 average producing agents in the fourth quarter.
•Net investment income increased by 6.6%.
•We returned approximately $464 million to our shareholders during 2023 through a combination of dividend distributions and share buybacks.
Changes to Compensation Program
The Committee implemented various changes to the executive compensation program in 2023 that were consistent with our compensation philosophy, including:
•We revised the metrics used for performance shares to better align this pay element with how investors assess Company performance. The two measures focus on profitable long-term growth reflecting a book value per share, excluding AOCI, target (and inclusive of accumulated dividends per share paid over the performance period) and the 3-year average of annual net operating income ROE over the measurement period.
•We focused the annual bonus plan on tactical goals, significant for that year, which over time will produce long-term profitable growth. For 2023, these consisted of net operating income earnings per diluted common share (Operating EPS) and total premium targets.
•We introduced annual grants of restricted stock units with time-based vesting to provide an additional retention tool for new and existing executives and key employees and to better align management's interests with those of our shareholders.
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•We reset the pay components for the new Co-CEO’s, Messrs. Darden and Svoboda, consistent with their assumption of new and expanded roles.
•The 2024 Management Incentive Plan was modified to utilize a market-based upper limit for the framework bonuses, and participation has been expanded to include all of the Company's Executive Officers. The upper limit for the framework bonuses for the NEOs is 150% of their respective target bonus amounts.
Compensation Philosophy
The Company’s executive compensation philosophy is properly aligned with its business philosophy: emphasizing and rewarding consistent, steady growth in premiums, operating earnings, book value per share, and efficient use of capital. This approach provides long-term value to our shareholders and aligns management’s interests with our shareholders’ interests. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation philosophy is also structured to consider competitive remuneration practices in the insurance and financial services sector. This has historically resulted in executive compensation at the Company which emphasizes equity and equity-linked compensation, while placing less emphasis on cash compensation. Given the long-term nature of the insurance policies we issue, our mix of pay elements aligns executive compensation with the long-term success of the business and aligns management to common goals.
Our pay plans are centered around four primary tenets, consistent with shareholder value creation:

1	Long-Term Equity Accumulation

2	Longevity

3	Consistent Financial Performance

4	Retention
We set executive compensation annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building teamwork and the executives' ownership interests in the Company. Although we reference market practices in setting guidelines, we do not attempt to match any specific level of competitive total compensation. We set individual components of compensation based on these practices and processes and then test the results relative to a number of market benchmarks to ensure that the decisions made provide reasonable cash compensation and long-term incentive opportunities consistent with performance.
Roles in Compensation Decisions

Compensation Committee	•
The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy.

•
The Committee sets, or recommends to the independent directors in the case of the Co-CEOs, the total compensation payable in various forms to the executive management team (including the NEOs) which, in 2023, consisted of the Co-CEOs plus 12 officers of the Company and its various subsidiaries.

	•	The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced, fair, reasonable and competitive.

Management	•
Members of Company management support the Compensation Committee, attend portions of its meetings, make recommendations to the Committee and perform various day-to-day administrative functions on its behalf in connection with our cash and equity compensation programs and plans.

•
Our Co-CEOs provide input to the Compensation Committee to assist in the design and modification of our compensation programs and to enable the Committee to assess the effectiveness of our compensation philosophy and programs.

•
Our Co-CEOs make specific recommendations regarding potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including the NEOs (except themselves).

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Independent Compensation Consultant	•
The Compensation Committee has retained Board Advisory, Inc. ("Board Advisory"), an independent compensation consulting firm, since 2010. In 2023, the lead consultant for Board Advisory expressed an intention to retire in 2024, and the Committee commenced a search for a successor firm. After a deliberative and thorough interview process, which included input from Board Advisory and members of Company management, each of whom participated in the interview process, the Committee selected and retained Pay Governance LLC as its new independent compensation consultant in February 2024.

	•	In 2023, at the request of the Compensation Committee, Board Advisory:
		–	conducted a review of the competitiveness of the total compensation paid to the NEOs;
		–	made recommendations regarding compensation increases for the NEOs;
		–	provided reports and analyses, including recommendations regarding changes to the peer group, director compensation, and various executive compensation issues; and
		–	recommended 2024 cash and equity compensation to be paid to the new Co-CEOs.

Setting Executive Compensation
To retain the quality of insurance executive talent necessary for the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver an above-market portion of pay in a variable format as long-term incentive awards, rather than primarily through annual cash bonuses.
The Compensation Committee’s process for setting executive compensation follows a number of well-defined steps (described in detail below) that occur sequentially during a pay review cycle:

Initial Pay Discussion (January)

•Perform preliminary calculation of corporate performance under annual bonus plan (subject to audit)
•Review and approve the Co-CEO’s recommendations on pay for members of executive management (i.e., prior-year’s bonus, new base salary and new bonus target)
•Discuss potential decisions regarding Co-CEO pay for recommendation to the Board
•Conduct preliminary discussion with management of performance measures and goals for the new year

Final Pay Decisions (February)

•Finalize a formal recommendation to the Board on Co-CEO pay
•Approve long-term incentive (LTI) awards for all employees other than the Co-CEOs
•Approve performance measures and goals for annual and long-term plans

Peer Group Review (April)

•Review peer group periodically, with an extensive review conducted every third year (most recently in 2022)
•Compare peer size based on Total Enterprise Value (market capitalization of common equity plus book value of debt minus cash)

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Pay & Performance Review (August)

•Compare Globe Life performance to peers on measures utilized in the Company’s incentive plans
•Compare Co-CEOs’ pay to the average of the peer CEOs and second-highest paid executive
•Compare total pay of our top five NEOs to the top five of our peers (which avoids the inequitable result in which six of our officers are compared to five officers of our peers)
•Review grant date fair value and realizable pay

Update of Guidelines (November)

•Adjust executive salary ranges and bonus targets based on surveys and trend data
•Conduct an extensive analysis of peer LTI grants based on Shareholder Value Transfer (SVT) and shares granted as a percentage of the peer companies’ diluted shares outstanding at the beginning of the year
•Adjust guidelines annually to reflect peer practices for Co-CEOs, NEOs and all members of executive management, as well as all employees

Compensation Benchmarking
The Compensation Committee periodically reviews the composition of the peer group we use for purposes of our executive compensation analysis ("Compensation Peer Group"), considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. In considering such a peer group, the Compensation Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Compensation Committee has determined that the most relevant comparison of size is based on Total Enterprise Value, reflecting the Company's capitalization – a very important metric for financial companies. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations.
In 2023, the Compensation Committee considered whether changes to the peer group were warranted, and concluded that no changes were necessary.
The Company's Compensation Peer Group is as follows:

•	AFLAC Inc.	•	CNO Financial Group Inc.	•	Old Republic International Corp.
•	American Financial Group Inc.	•	Erie Indemnity Company	•	Primerica, Inc.
•	Assurant, Inc.	•	Fidelity National Financial, Inc.	•	Reinsurance Group of America, Inc.
•	Cincinnati Financial Corp.	•	First American Financial Corp.	•	Unum Group
•	CNA Financial Corp.	•	Lincoln National Corporation	•	W.R. Berkley Corp.
Because the Company has Co-CEOs, we benchmark their compensation against the average of the compensation provided to the peer CEO and that company's second-highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs, depending on the component of pay examined. Since the Co-CEOs share the responsibility of leading the Company, we believe this method provides a fairer benchmark of competitive pay than a comparison of their pay to peer CEOs. It should be noted that some proxy advisory firms utilize comparison methodologies that combine the compensation of our two Co-CEOs when benchmarking against peer companies. Because we have Co-CEOs, we are required to annually report a total of six NEOs. To enable a fair comparison of our NEO compensation to that of our peers, we consider only the compensation of our top five NEOs (i.e., the Co-CEOs and three others). This approach avoids an inequitable result in which six of our officers are compared to five officers at our peers.
The Committee's benchmarking also includes an analysis of the Company's performance versus its peers relative to the metrics utilized in the annual bonus plan and the performance share awards. The Committee also reviews relative realizable pay versus the relative TSR performance on a rolling three-year basis. Since the introduction of new SEC-required pay versus performance disclosures in 2023, the Committee has considered this new dimension of comparison as well.
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Assessment of 2023 Advisory Vote on Executive Compensation
The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2023 Proxy Statement, at its Annual Meeting held on April 27, 2023. At that meeting, the voting shareholders overwhelmingly approved (84%) on an advisory basis the executive compensation disclosed in the 2023 Proxy Statement.
The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2024 salaries, 2023 bonus decisions and 2024 equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2023 voting results and considered them in establishing the compensation levels for the NEOs other than the Co-CEOs in 2024 and in making its recommendations to the full Board regarding Co-CEO compensation in 2024. It should be noted that, with the changes in Company leadership that occurred at the Co-CEO and Chief Financial Officer ("CFO") positions effective as of January 1, 2023 (due to the retirement of our former Co-CEOs), the aggregate target value of compensation for the six named executive officers declined by 29% in 2023, compared to 2022.
Elements of Compensation
The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. In 2023, these elements included the following:

Pay Element	Purpose	Form	Performance Element
Base Salary	Attract and retain executive talent	Cash	Individual Performance Evaluation
Annual Incentive	Motivate achievement of Company’s annual performance goals relative to growth and profit	Cash	Operating EPS Growth
Total Premium Growth
Long-Term Incentive	Align with shareholders' interests, aid retention, and provide a focus on the long-term nature of the life insurance business	Performance Shares	3-yr Growth of Book Value per Share, excl. AOCI, plus accumulated dividends and net operating income ROE
		Stock Options	Stock Price Appreciation
Restricted Stock Units (RSUs)
Some of these elements focus on compensation paid during the executive's active working career, while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits.
When the Committee annually reviews compensation, it primarily focuses on the "Target Pay" of the executive - the salary, target bonus and grant date fair value of long-term incentives. The following graphs show the relative importance of these elements, illustrating that 80% of the 2023 target pay mix for the Co-CEOs and 70% of the 2023 target pay mix for the other NEOs (on average) is linked to performance. Annual cash bonuses and performance share awards are determined based on the attainment of certain prescribed performance metrics. The value of stock options is solely dependent on appreciation of the Company's stock price over time – a reflection of investors' views of the Company's performance. Accordingly, it is the Committee's position that each of these awards is properly categorized as "performance-linked."
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Co-CEOs 2023 Target Pay Mix*

RSUs
7%
Base Salary
14%
Annual Cash Bonus
21%
Performance Shares
26%
Stock Options
33%
80% Performance-Linked

*May not sum due to rounding.

Other NEOs 2023 Target Pay Mix*

RSUs
8%
Base Salary
21%
Annual Cash
Bonus
13%
Performance Shares
26%
Stock Options
31%
70% Performance-Linked

*May not sum due to rounding.

Base Salaries
The Compensation Committee sets (or, in the case of a Co-CEO, recommends to the independent members of the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer's experience in the position, pay relative to organizational peers, and individual performance. Effective January 22, 2024, the committee set salaries for the NEOs, with the exception of Messrs. Darden and Svoboda (whose salaries were set by the independent members of the Board on February 28, 2024), as shown below:

Name	2023 Salary ($)	2024 Salary ($)
Frank M. Svoboda	850,000	900,000
J. Matthew Darden	850,000	900,000
Thomas P. Kalmbach	520,000	572,000
Michael C. Majors	495,000	515,000
R. Brian Mitchell	495,000	515,000
Robert E. Hensley	485,000	510,000

Annual Cash Bonuses
Annual cash bonuses are a key component of our executive compensation program and are positioned as a percentage of salary between the 25th percentile and median relative to the Company's peers. In 2023, we operated using an annual Management Incentive Plan (MIP),2 under which annual cash bonuses were paid to the Co-CEOs and other NEOs. Under the MIP, the actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment by the Compensation Committee. For 2023, the Compensation Committee tied the annual incentive plan framework to two metrics, assigning equal weights to each: (i) operating EPS and (ii) total premium, subject to the Committee's discretion to further adjust the bonuses based upon consideration of subjective factors. The targets for operating EPS and total premium were determined based on projected growth over 2022 results (restated for long-duration targeted improvements accounting changes). The actual award determined under the incentive plan framework is contingent upon the attainment of threshold metrics and is subject to a maximum payout of 150% of the target bonus amount. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
2 That plan utilized a “Plan within a Plan” approach in which the criteria set by the Compensation Committee stipulated the maximum bonus that could be paid to each NEO covered under the MIP. The criteria established by the Compensation Committee specify that a bonus pool equal to 2% of pre-tax net operating income will be established. For 2023, this pool was $25.3 million. Per the terms of the MIP, the bonus payable to each of the Co-CEOs cannot exceed 30% of the pool ($7.6 million for 2023) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($2.5 million for 2023). Effective January 1, 2024, the "Plan within a Plan" approach was eliminated.
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		Operating EPS (50%) ($)	Earned Premium (50%) ($ in Millions)
Threshold	50%	10.00	4,350
Target	100%	10.35	4,450
Maximum	150%	10.70	4,550
For 2023, operating EPS of $10.65 grew 9.7% over the 2022 operating EPS (restated for long-duration targeted improvements accounting changes) and total premium grew 3.4% to $4,456 million, yielding a total framework bonus for the NEOs equal to 120.4% of their target bonus amount, or $4,515,000. The bonuses shown for the Co-CEOs, Messrs. Darden and Svoboda, were recommended by the Compensation Committee and approved by the independent members of the Board. The bonuses for the other NEOs were recommended by the Co-CEOs and approved by the Compensation Committee, in accordance with the MIP. The Co-CEOs, Messrs. Darden and Svoboda, were paid the framework bonus. Objective and subjective criteria were used to determine the amount payable to the remaining NEOs. The total bonus paid to the NEO group ($4,515,000) was equal to the framework bonus. Effective January 1, 2024, the MIP provides that the Compensation Committee, at its discretion, may reduce the bonus amounts for the Co-CEOs, as calculated, but may not increase such amounts, prior to recommending to the independent members of the Board for final approval.

Name	Target Bonus as a % of Salary	Target Bonus Amount* ($)	Actual Bonus Paid ($)
Frank M. Svoboda	150%	1,275,000	1,535,000
J. Matthew Darden	150%	1,275,000	1,535,000
Thomas P. Kalmbach	65%	338,000	405,000
Michael C. Majors	65%	321,750	380,000
R. Brian Mitchell	50%	247,500	300,000
Robert E. Hensley	60%	291,000	360,000
Total		3,748,250	4,515,000

* Established by the Compensation Committee at the beginning of the year as a percentage of the executive's annual salary.
Long-Term Equity Incentives
We award long-term incentive compensation to our executive management primarily in the form of performance shares and stock options. We also grant restricted stock units, with time-based vesting, which comprise the remaining 10% to 20% of total long-term incentive compensation. Subsidiary senior-level officers' long-term incentive compensation is primarily in the form of stock options. Subsidiary officers and key employees also receive restricted stock units with time-based vesting to align management and shareholder interests and provide an incentive vehicle that promotes retention.

Stock Options	•	Granted at market price
	•	Granted to the executive management team and Company and Subsidiary senior-level officers
	•	Options have a 7-year term, vesting 50% on 2nd-year anniversary of grant date and remaining 50% on 3rd-year anniversary

Performance Shares	•	Performance-based vesting
	•	Awards granted based on cumulative performance over a 3-year period
	•	Granted only to members of the executive management team

Restricted Stock Units	•	Time-based vesting
	•	Granted to the executive management team, Company and subsidiary officers, and key employees
	•	These awards generally vest after 3 years of continued employment
The performance shares awarded on February 22, 2023 will be earned and issued following the end of the three-year performance period from January 1, 2023 through December 31, 2025, based on the extent to which the Company achieves certain performance goals established by the Compensation Committee, including: (i) cumulative growth in book value per share, excluding AOCI, plus accumulated dividends per share paid over the
    36                 GL 2024 Proxy Statement

performance period3 and (ii) the average of the annual net operating income ROE for the years 2023, 2024 and 2025. Each metric is calculated using the tax rate in effect at the time the award was issued. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

		Book Value, excl. AOCI, plus Accumulated Dividends (50%)	Average Net Operating Income ROE (50%)
Threshold	50%	$86	11.5%
Target	100%	$93	13.5%
Maximum	200%	$101	15.5%
The incentive plan under which stock options, performance shares and restricted stock units were awarded in 2023 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.
The 2018 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted stock unit awards, if any, and their vesting periods. The Compensation Committee is charged with determining the type of stock options it awards or recommends, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2018 Plan as the NYSE market closing price on the grant date. The grant date for stock options, performance share awards, and restricted stock unit awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive restricted stock units, stock options and/or performance shares and the number of restricted stock units, stock options and performance shares awarded.
For 2023, the Committee began the use of annual grants of restricted stock units with time-based vesting to replace some or all of the annual stock option grants to executive officers, subsidiary officers and key employees. These grants of restricted stock units serve to align management and shareholder interests and promote retention.
Except for equity grants that may be made with respect to new hires, it is the long-standing practice of the Compensation Committee to grant stock options, performance shares, restricted stock, or restricted stock units to officers and key employees only one time per year at the Compensation Committee’s quarterly meeting in February, which occurs following the release of the prior year’s reported earnings.4 The Compensation Committee does not take material non-public information into account when determining the timing or the terms of such equity awards. The Company has not timed the release of material non-public information for the purpose of affecting the value of executive compensation.
The awards made in 2023 were made using grant guidelines developed by the Committee, based in part on an analysis of peer grant practices, measured in terms of both the dollar value of the awards and the impact on share dilution.
Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, determined the NEOs (other than the Co-CEOs), other officers and key employees (a total of 176 persons) who received non-qualified stock option grants, performance share awards and/or restricted stock unit awards on February 22, 2023. In making the 2023 grants, the Committee considered the Co-CEOs' recommendations for all persons other than themselves, individual performance and the Company's succession planning and retention needs. The Co-CEOs also granted restricted stock unit awards to four newly-hired employees on May 5, 2023 (two employees), June 5, 2023 (one employee), and June 26, 2023 (one employee), pursuant to authority granted by the Board to the Co-CEOs, as members of the Board, under Section 4.4(b) of the 2018 Plan.
In a February 22, 2023 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded the Co-CEOs, J. Matthew Darden and Frank M. Svoboda, each 13,300 performance shares (at target); non-qualified options on 62,500 shares with an exercise price equal to the market closing price on that date and a term of seven years; and 3,370 restricted stock units with time-based vesting.
3 For reference, year-end 2022 book value per share, excluding AOCI, was $77.40. For purposes of determining the total performance shares awarded for a given year, the figure is adjusted to include accumulated dividends per share paid over the performance period.
4 Equity grants to the Co-CEOs are recommended by the Compensation Committee and approved by the independent members of the Board at its quarterly meeting in February each year.
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Stock Ownership/Retention Guidelines
We have formal guidelines that require the following minimum stock ownership levels:

Position	Stock Ownership Level

Chief Executive Officer(s) of Company	6 x Annual Salary

Executive Vice Presidents of Company	3 x Annual Salary

Chief Executive Officers of Agency/Marketing Divisions of Principal Insurance Subsidiaries	2 x Annual Salary

Other Officers of Company and its Subsidiaries designated by Governance and Nominating Committee	1 x Annual Salary

Non-Management Directors of Company	5 x Annual Cash Retainer

The directors, Co-CEOs and other officers who are subject to the above-described stock ownership guidelines have a seven-year period from their initial election as a director or initial inclusion in the above-described categories of positions to meet the ownership guidelines. For such purposes, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership level is attained, the director or officer may not sell any shares owned outright and the director or officer must retain at least fifty percent (50%) of “profit shares” (i.e., the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, earnout of performance shares, or vesting of restricted stock). Notwithstanding the foregoing, in exceptional circumstances, upon obtaining an advance and specifically-defined waiver of the guidelines from the Governance and Nominating Committee of the Board, additional profit shares may be sold. The determination regarding the director and officers' attainment of their minimum ownership levels shall be made annually based upon the greater of the then-current NYSE stock price or average market closing price of the Company's common stock over the preceding twelve (12) month period. Upon a director's or officer's attainment of their minimum ownership level, and contingent upon their continued retention of the number of shares required to meet such ownership level, the director or officer will not be required to acquire additional shares in the event of a decline in stock price or increase in annual salary or annual retainer. The director's or officer's minimum stock ownership level will not change unless there is a change in these guidelines or an officer is promoted to a position with a higher minimum ownership level.
The Company has no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.
Prohibition on Hedging and Pledging of Company Stock
The Company's Insider Trading Policy prohibits directors, officers, and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer. The policy further provides that such individuals may not pledge, hypothecate, or otherwise encumber shares of Company securities as collateral for indebtedness.
Retirement and Other Benefits
The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the following table:

All Employees		Designated Executives
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Employment Health Coverage
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The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Our NEOs are among the 21 persons designated in 2023 by the Compensation Committee as participants in the SERP.
Savings Plans
Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan (the "Thrift Plan"), a funded tax-qualified defined contribution plan. Contributions up to a maximum amount ($22,500 in 2023) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $7,500 in 2023) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match[1]	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
1 Maximum annual Company match is $11,550.
Retirement Life Insurance Agreements
The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. The agreements provide a life insurance benefit to a participating executive, effective upon the later of the executive's 65th birthday or retirement date, with coverage equal to a designated percentage (which will vary based upon the executive’s age at the nearest birthday to the executive's date of retirement—from 65% at age 55 to 100% at age 62 or over) of an amount equal to two times the executive’s salary and bonus in the executive's final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, may not exceed $495,000. Messrs. Majors and Mitchell have a Retirement Life Insurance Agreement with a $495,000 maximum benefit. Messrs. Darden, Svoboda, Kalmbach and Hensley do not have Retirement Life Insurance Agreements.
Perquisites and Personal Benefits
We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2023 exceeded $10,000 for four of the NEOs reflected in the Summary Compensation Table.
Termination of Employment and Change in Control
The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with our NEOs that provide for post termination or change-in-control benefits. Potential payments and benefits are available in certain circumstances following termination of employment or a change-in-control under the terms of outstanding stock options, performance shares, and restricted stock units held by our NEOs. In addition, all of our NEOs are participants in the Company’s Supplemental Executive Retirement Plan (SERP) and certain NEOs have a Retirement Life Insurance Agreement with the Company. See the section of this Proxy Statement entitled Potential Payments Upon Termination or Change of Control for a full summary of the various payments and benefits available to our NEOs upon termination of their employment or upon a change-in-control.
Clawback Policy
On November 8, 2023, our Board of Directors adopted the Globe Life, Inc. Clawback Policy, compliant with Rule 10D-1 of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. The Clawback Policy is administered by our Compensation Committee (the “Administrator”).
The Clawback Policy applies to (i) Covered Executives: our current and former executive officers, as determined by the Administrator in accordance with applicable law; and (ii) Excess Incentive Compensation: the amount of Incentive Compensation paid to a Covered Executive that exceeds the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results.
“Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. “Financial reporting measure” is any measure determined and
    39                 GL 2024 Proxy Statement

presented in accordance with the accounting principles used in preparing our financial statements and any measure that is derived wholly or in part from such measure.
The Clawback Policy is triggered if the Company is required to prepare an accounting restatement of its financial statements due to any material noncompliance with a financial reporting requirement under the securities laws. Once the Clawback Policy is triggered, the Administrator will require recoupment of any Excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. The Clawback Policy is a “no-fault” policy and recoupment is required regardless of whether a Covered Executive contributed to the restatement.
The Administrator will determine the timing and method of recoupment of Excess Incentive Compensation in its sole discretion. Recoupment is required unless recovery would be impracticable, as set forth in our Clawback Policy. We shall not indemnify any Covered Executive against the loss of any Excess Incentive Compensation, including payment or reimbursement of any insurance purchased by any Covered Executive to fund potential clawback obligations under our Clawback Policy.
The Company's rights under the Clawback Policy are in addition to, and not in lieu of, any other remedies or rights of recoupment or other legal remedies that may be available to the Company pursuant to the terms of any similar policy in any equity award agreement or similar agreement, including provisions for recoupment of payments or benefits in the event of a termination for cause, violation of material Company policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct detrimental to the business or reputation of the Company. Our 2018 Plan permits such recoupment on the occurrence of such events if the Compensation Committee specifies such recoupment in the award certificate or grant agreement.
Tax and Accounting Implications of Compensation
As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments, and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was exempt from the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation provides that compensation paid after 2017 is grandfathered if the compensation is paid pursuant to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements entered into prior to November 2, 2017 continue to be considered performance-based compensation not subject to the limits of Section 162(m). Since 2018, new awards of performance-based bonuses and equity compensation have not been eligible for the performance-based exemption under Section 162(m). The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual bonus opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Jane Buchan, Chair
Marilyn A. Alexander
Cheryl D. Alston
Mark A. Blinn
February 28, 2024

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.
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EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below summarizes various categories of compensation earned in 2023 by the persons who served as the Company’s Co-CEOs, its CFO and the three next most highly compensated executive officers of the Company. The six named executive officers had 2023 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 32.18% of their total compensation in 2023. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Frank M. Svoboda*	2023	850,000	0	2,008,568	2,015,625	1,535,000	733,218	63,660	7,206,071
Co-Chairman & Chief Executive Officer	2022	650,000	0	1,135,530	1,432,600	535,000	0	32,036	3,785,166
	2021	590,058	0	1,081,520	1,170,650	410,000	462,324	28,736	3,743,288
J. Matthew Darden*	2023	850,000	0	2,008,568	2,015,625	1,535,000	399,676	52,027	6,860,896
Co-Chairman & Chief Executive Officer	2022	650,000	0	1,135,530	1,432,600	535,000	0	26,586	3,779,716
	2021	590,077	0	884,880	900,500	410,000	248,794	23,949	3,058,200
Thomas P. Kalmbach	2023	520,000	0	804,873	809,475	405,000	251,152	31,747	2,822,247
Executive Vice President and Chief Financial Officer

Michael C. Majors	2023	495,000	0	781,980	786,900	380,000	749,141	16,199	3,209,220
Executive Vice President, Policy Acquisitions and Chief Strategy Officer	2022	465,000	0	722,610	815,480	234,000	0	15,090	2,252,180
	2021	445,038	0	688,240	666,370	245,000	297,698	11,743	2,354,089
R. Brian Mitchell	2023	495,000	0	773,546	774,000	300,000	585,923	30,917	2,959,386
Executive Vice President, General Counsel and Chief Risk Officer

Robert E. Hensley	2023	485,000	0	837,406	561,150	360,000	195,386	13,496	2,452,438
Executive Vice President and Chief Investments Officer

* Messrs. Darden and Svoboda were appointed Co-Chief Executive Officers effective January 1, 2023 and Co-Chairmen of the Board effective April 27, 2023.
1 Amounts shown in this column for 2023 represent the grant date fair value of awards of performance shares and restricted stock units, which are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of such awards. The amounts included in this column for performance share awards were computed based on the probable outcome of the performance conditions as of the February 22, 2023 grant date, which were target levels on that date. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($3,205,034), Darden ($3,205,034), Kalmbach ($1,277,194), Majors ($1,253,096), Mitchell ($1,228,998), and Hensley ($1,108,508).
2 Amounts shown in this column for Svoboda, Darden, and Majors for 2022 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 23, 2022 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($1,703,295), Darden ($1,703,295), and Majors ($1,083,915).
3 Amounts shown in this column for Svoboda, Darden, and Majors for 2021 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2021 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($1,622,280), Darden ($1,327,320), and Majors ($1,032,360).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2023.

    42                 GL 2024 Proxy Statement

5 Reflects the change in the actuarial estimate of potential future Pension Plan and SERP benefits, driven in large part by benchmark interest rates. None of the NEOs received any direct compensation related to the Pension Plan or SERP in 2021, 2022 or 2023, and no benefits will be paid until after retirement from the Company.

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Frank M. Svoboda	2023	265,005		468,213
	2022		300,214		819,103
	2021	106,189		356,135
J. Matthew Darden	2023	107,677		291,999
	2022		148,544		344,767
	2021	63,659		185,135
Thomas P. Kalmbach	2023	107,863		143,289

Michael C. Majors	2023	267,792		481,349
	2022		408,053		322,601
	2021	82,715		214,983
R. Brian Mitchell	2023	264,470		321,453

Robert E. Hensley	2023	84,582		110,804

6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Svoboda, Kalmbach, Majors, Mitchell and Hensley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites* ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Frank M. Svoboda	43,628	11,550	8,482	63,660
J. Matthew Darden	40,477	11,550		52,027
Thomas P. Kalmbach	18,509	11,350	1,888	31,747
Michael C. Majors		11,500	4,699	16,199
R. Brian Mitchell	14,700	11,550	4,667	30,917
Robert E. Hensley		11,052	2,444	13,496

*For Mr. Svoboda, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft ($27,304) and Company-purchased tickets, country club dues, and a holiday charitable contribution. For Mr. Darden, the amount reflects the aggregate incremental cost of personal use of corporate aircraft and Company-purchased tickets, country club dues, and a holiday contribution. For Mr. Kalmbach, the amount reflects country club dues and fitness center dues. For Mr. Mitchell, the amount reflects country club dues.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.
    43                 GL 2024 Proxy Statement

2023 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank M. Svoboda	Options	2/22/2023								62,500	120.49	2,015,625
	Performance Shares	2/22/2023				6,650	13,300	26,600				1,602,517
	Restricted Stock Units	2/22/2023							3,370			406,051
	Annual Cash		637,500	1,275,000	1,912,500
J. Matthew Darden	Options	2/22/2023								62,500	120.49	2,015,625
	Performance Shares	2/22/2023				6,650	13,300	26,600				1,602,517
	Restricted Stock Units	2/22/2023							3,370			406,051
	Annual Cash		637,500	1,275,000	1,912,500
Thomas P. Kalmbach	Options	2/22/2023								25,100	120.49	809,475
	Performance Shares	2/22/2023				2,650	5,300	10,600				638,597
	Restricted Stock Units	2/22/2023							1,380			166,276
	Annual Cash		169,000	338,000	507,000
Michael C. Majors	Options	2/22/2023								24,400	120.49	786,900
	Performance Shares	2/22/2023				2,600	5,200	10,400				626,548
	Restricted Stock Units	2/22/2023							1,290			155,432
	Annual Cash		160,875	321,750	482,625
R. Brian Mitchell	Options	2/22/2023								24,000	120.49	774,000
	Performance Shares	2/22/2023				2,550	5,100	10,200				614,499
	Restricted Stock Units	2/22/2023							1,320			159,047
	Annual Cash		123,750	247,500	371,250
Robert E. Hensley	Options	2/22/2023								17,400	120.49	561,150
	Performance Shares	2/22/2023				2,300	4,600	9,200				554,254
	Restricted Stock Units	2/22/2023							2,350			283,152
	Annual Cash		145,500	291,000	436,500
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Bonuses section of this Proxy Statement. On January 22, 2024, the Compensation Committee received certification of attainment of the bonus objectives for Messrs. Kalmbach, Majors, Mitchell and Hensley, who were paid the bonus shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 28, 2024, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Svoboda and Darden, based upon receipt by the Compensation Committee on January 22, 2024 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 22, 2023, pursuant to the Company’s 2018 Plan, and to be issued upon vesting following completion of the three-year performance period commencing January 1, 2023 and ending December 31, 2025, and certification of attainment of specified targets for Book Value per Diluted Shares Outstanding and average net operating income ROE for the performance period. See Potential Payments upon Termination or Change-in-Control for additional details regarding vesting of performance shares upon termination of employment under certain circumstances or in connection with a change-in-control.
3 Restricted stock units (RSUs) awarded February 22, 2023 generally vest on the third anniversary of the grant date, based on continuous employment. See Potential Payments upon Termination or Change-in-Control for additional details regarding vesting of RSUs upon termination of employment under certain circumstances or in connection with a change-in-control.
    44                 GL 2024 Proxy Statement

4 Non-qualified stock options granted February 22, 2023 have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date. See Potential Payments upon Termination or Change-in-Control for additional details regarding vesting of stock options upon termination of employment under certain circumstances or in connection with a change-in-control.
5 The values included in this column represent the grant date fair value of option awards, performance share awards and restricted stock unit awards, computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2023.

    45                 GL 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank M. Svoboda	02/22/23		62,500	1		120.49	02/22/30
	02/23/22		65,000	1		103.23	02/23/29
	02/24/21	32,500	32,500	1		98.32	02/24/28
	02/26/20	65,000				100.74	02/26/27
	02/28/19	65,000				82.56	02/28/26
	02/26/18	65,000				87.60	02/26/25
								02/22/23	3,370	2	410,196	4
								02/22/23					26,600	5	3,237,752	4
								02/23/22					11,000	6	1,338,920	4
								02/24/21	12,582	3	1,531,481	4
J. Matthew Darden	02/22/23		62,500	1		120.49	02/22/30
	02/23/22		65,000	1		103.23	02/23/29
	02/24/21	25,000	25,000	1		98.32	02/24/28
	02/26/20	45,000				100.74	02/26/27
	02/28/19	33,270				82.56	02/28/26
	02/26/18	24,890				87.60	02/26/25
								02/22/23	3,370	2	410,196	4
								02/22/23					26,600	5	3,237,752	4
								02/23/22					11,000	6	1,338,920	4
								02/24/21	10,295	3	1,253,107	4
Thomas P. Kalmbach	02/22/23		25,100	1		120.49	02/22/30
	02/23/22		35,000	1		103.23	02/23/29
	02/24/21	17,500	17,500	1		98.32	02/24/28
	02/26/20	35,000				100.74	02/26/27
								02/22/23	1,380	2	167,974	4
								02/22/23					10,600	5	1,290,232	4
								02/23/22					7,000	6	852,040	4
								02/24/21	7,435	3	904,988	4

    46                 GL 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael C. Majors	02/22/23		24,400	1		120.49	02/22/30
	02/23/22		37,000	1		103.23	02/23/29
	02/24/21	18,500	18,500	1		98.32	02/24/28
	02/26/20	37,000				100.74	02/26/27
								02/22/23	1,290	2	157,019	4
								02/22/23					10,400	5	1,265,888	4
								02/23/22					7,000	6	852,040	4
								02/24/21	8,007	3	974,612	4
R. Brian Mitchell	02/22/23		24,000	1		120.49	02/22/30
	02/23/22		38,000	1		103.23	02/23/29
	02/24/21	19,000	19,000	1		98.32	02/24/28
	02/26/20	38,000				100.74	02/26/27
	02/28/19	38,000				82.56	02/28/26
								02/22/23	1,320	2	160,670	4
								02/22/23					10,200	5	1,241,544	4
								02/23/22					6,500	6	791,180	4
								02/24/21	7,435	3	904,988	4
Robert E. Hensley	02/22/23		17,400	1		120.49	02/22/30
	02/23/22		33,000	1		103.23	02/23/29
								02/22/23	2,350	2	286,042	4
								02/22/23					9,200	5	1,119,824	4
								02/23/22					5,000	6	608,600	4
1 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
2 Restricted stock units are subject to cliff vesting and vest in full on the 3-year anniversary of the grant date; provided, that if a named executive officer has attained age 60 and retires prior to such date, the restricted stock units will vest upon such retirement at a rate of one-third per year.
3 Performance shares to be issued with respect to a three-year performance period commencing January 1, 2021 and ending December 31, 2023, based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2024 upon certification of achievement of performance objectives by the Compensation Committee.
4 Calculated using 2023 year-end closing market price of $121.72 per share.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2023 and ending December 31, 2025, if at all, based upon the degree of satisfaction of two performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2023.
6 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2022 and ending December 31, 2024, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2023.

    47                 GL 2024 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2023

	Option Awards			Stock Awards
Executive	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Frank M. Svoboda	62,000		2,494,017	6,690	5	806,078	10
J. Matthew Darden	19,551	3	823,592	4,866	6	586,304	11
Thomas P. Kalmbach	30,000	4	1,168,792	2,737	7	329,781	12
Michael C. Majors	31,000		1,159,073	4,257	8	512,926	13
R. Brian Mitchell	38,000		1,293,556	3,953	9	476,297	14
Robert E. Hensley	0		0	0		0
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive retained 2,000 shares in "modified cashless" option exercises.
4 Executive retained 5,838 shares in a "modified cashless" option exercise.
5 Executive acquired shares on February 22, 2023 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2020 - 2022 performance period. Executive surrendered to the Company 2,622 of such vested performance shares in payment of withholding taxes due.
6 Executive acquired shares on February 22, 2023 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2020 - 2022 performance period. Executive surrendered to the Company 1,877 of such vested performance shares in payment of withholding taxes due.
7 Executive acquired shares on February 22, 2023 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2020 - 2022 performance period. Executive surrendered to the Company 1,070 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired shares on February 22, 2023 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2020 - 2022 performance period. Executive surrendered to the Company 1,037 of such vested performance shares in payment of withholding taxes due.
9 Executive acquired shares on February 22, 2023 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2020 - 2022 performance period. Executive surrendered to the Company 963 of such vested performance shares in payment of withholding taxes due.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $315,925.
11 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $226,160.
12 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $128,924.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $124,948.
14 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $116,032.

    48                 GL 2024 Proxy Statement

PENSION BENEFITS AT DECEMBER 31, 2023
The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Globe Life Inc. Pension Plan (Pension Plan) and the Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation SERP, determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Frank M. Svoboda	Pension Plan	20	1,629,723	0
	SERP	20	4,200,355	0
J. Matthew Darden	Pension Plan	9	451,365	0
	SERP	9	1,179,115	0
Thomas P. Kalmbach	Pension Plan	5	366,511	0
	SERP	5	443,772	0
Michael C. Majors	Pension Plan	29	1,758,730	0
	SERP	29	2,378,184	0
R. Brian Mitchell	Pension Plan	35	1,751,660	0
	SERP	35	2,282,107	0
Robert E. Hensley	Pension Plan	3	198,831	0
	SERP	3	242,538	0
1 Present value of accumulated benefits is calculated using the December 31, 2023 ASC 715 disclosure assumptions as follows: (a) discount rate of 5.40% for the Pension Plan benefits; (b) discount rate of 5.42% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2020; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires at or after age 55 but before age 65, the amount of the accrued Pension Plan benefits is reduced to a designated percentage based on the participant's age at retirement. Messrs. Svoboda, Majors and Mitchell are eligible for early retirement benefits under the Pension Plan. Messrs. Darden, Hensley and Kalmbach are not eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2023, $265,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2023, $330,000), not on actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a Supplemental Executive Retirement Plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. Generally, no benefits will be paid out under the SERP
    49                 GL 2024 Proxy Statement

unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. However, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 21 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 22, 2023.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment, in connection with stock options issued under the Company’s various incentive plans;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan;
•	upon termination of employment, in connection with restricted stock units awarded under the 2018 Plan;
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.
Additionally, in the case of a change in control of the Company, stock options, performance shares and restricted stock units held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2023;
•	the per share price of Company stock is $121.72, which was the closing price of the stock on December 31, 2023;
•
the ages of the NEOs as of December 31, 2023 were Frank M. Svoboda (age 62), J. Matthew Darden (age 52); Thomas P. Kalmbach (age 59); Michael C. Majors (age 61); R. Brian Mitchell (age 60); and Robert E. Hensley (age 56); and

•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.
Stock Options and Termination of Employment
The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination[1]	Involuntary Termination without Cause[1]	Termination for Cause[2]	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated option term, whichever is shorter	three months after termination of employment or expiration of stated option term, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated option term, whichever is shorter	five years from retirement date or expiration of stated option term, whichever is shorter	remaining balance of option term, and all options remaining unvested vest in full on retirement date	remaining balance of option term, and all options remaining unvested immediately vest in full	remaining balance of option term or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
1Under Age 55
2“Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
    50                 GL 2024 Proxy Statement

Stock options awarded to executives age 54 and above on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.
Performance Shares and Termination of Employment
The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement (Age 60 - 10% of target award, Age 61 - 20% of target award, Age 62 - 40% of target award, Age 63 - 60% of target award, and Age 64 - 80% of target award). Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation, or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.
Restricted Stock Units and Termination of Employment
The Company's currently outstanding restricted stock unit awards provide that if the executive's employment terminates prior to the vesting date (the third anniversary of the grant date) because of death or disability, the executive's restricted stock units will vest and become non-forfeitable on such date. Restricted Stock Unit awards provide for the payment of a prorated award in the case of the executive's retirement after the Grantee has attained the age of 60 (33.33% of the restricted stock units vesting upon retirement after the first anniversary of the grant date and 66.67% of the restricted stock units vesting upon retirement after the second anniversary of the grant date). Currently, the executive's restricted stock unit awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the executive's separation from employment for any reason for a two-year period from the date of separation.
Termination of Employment – Stock Options, Performance Share Awards and Restricted Stock Unit Awards
The following table sets out values for outstanding “in the money” stock options, performance share awards, and restricted stock unit awards that would have been realized by the NEOs as of December 31, 2023 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Frank M. Svoboda	Stock Options				8,926,625		8,926,625
	Performance Shares				1,718,686		4,296,716
	Restricted Stock Units						410,196
J. Matthew Darden	Stock Options	3,681,200	4,867,125				5,544,925
	Performance Shares						4,053,276
	Restricted Stock Units						410,196
Thomas P. Kalmbach	Stock Options			2,231,313			2,231,323
	Performance Shares						2,288,336
	Restricted Stock Units						167,974
Michael C. Majors	Stock Options				2,356,202		2,356,202
	Performance Shares				467,405		2,337,024
	Restricted Stock Units						157,019
R. Brian Mitchell	Stock Options				3,906,660		3,906,660
	Performance Shares				220,313		2,203,132
	Restricted Stock Units						160,670
Robert E. Hensley	Stock Options			631,572			631,572
	Performance Shares						1,168,512
	Restricted Stock Units						286,042
    51                 GL 2024 Proxy Statement

Retirement Life Insurance Agreements
The Company will provide a life insurance benefit to certain of the NEOs during their respective lifetimes, effective in each instance upon the later of the executive's 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $495,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%
Based upon a hypothetical retirement date of December 31, 2023, Messrs. Majors and Mitchell would each have $495,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each such individual would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Darden, Svoboda, Kalmbach and Hensley are not covered by a Retirement Life Insurance Agreement.
Supplemental Executive Retirement Plan
The Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation Supplemental Executive Retirement Plan, became effective January 1, 2007. Generally, no benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries (56 years old and at least seven years of service, in the case of Mr. Hensley). However, for employees becoming participants on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, at its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Assuming the NEOs retired on December 31, 2023, Messrs. Svoboda, Majors, and Mitchell would be entitled to receive benefits under the terms of the SERP since they were at least age 55 and had at least ten years of service with the Company or its subsidiaries on that date, but Messrs. Darden, Kalmbach, and Hensley would not be eligible to receive SERP benefits. The annual benefits payable as of December 31, 2023 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2023 ($)
Frank M. Svoboda	388,942
Michael C. Majors	245,080
R. Brian Mitchell	258,321
Change-in-Control – Stock Options, Performance Share Awards and Restricted Stock Unit Awards
The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change-in-control where the new controlling person does not assume or equitably substitute stock options, performance shares, or restricted stock units, all outstanding options become fully exercisable, 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and restricted stock units will vest and become non-forfeitable; and (2) in the case of a change-in-control where the new controlling person assumes or equitably substitutes stock options, performance shares, or restricted stock units, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years (three years in the case of restricted stock units) after the effective date of the change-in-control, all outstanding options are fully exercisable, 100% of the target awards of performance
    52                 GL 2024 Proxy Statement

shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination, and restricted stock units will vest and become non-forfeitable.
For purposes of the 2018 Plan (and the 2011 Plan), a “change-in-control” generally consists of any one of the following events:
(i)An acquisition of 25% or more of the Company’s voting securities, but not including:
•an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
•an acquisition of securities by or from the Company;
•an acquisition of securities by a Company employee benefit plan; or
•an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.
(ii)Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).
(iii)A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:
•all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;
•no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and
•a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.
(iv)The Company’s shareholders approve a complete liquidation or dissolution of the Company.
Assuming that the change-in-control occurred on December 31, 2023, the NEOs would have the following intrinsic option values and values for their unissued performance shares and restricted stock units awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options ($)	Unissued Performance Shares ($)	Restricted Stock Units ($)
Frank M. Svoboda	8,926,625	4,296,716	410,196
J. Matthew Darden	5,544,925	4,053,276	410,196
Thomas P. Kalmbach	2,231,323	2,288,336	167,974
Michael C. Majors	2,356,202	2,337,024	157,019
R. Brian Mitchell	3,906,660	2,203,132	160,670
Robert E. Hensley	631,572	1,168,512	286,042
    53                 GL 2024 Proxy Statement

PAY VERSUS PERFORMANCE
The following information is intended to show the relationship between the executive compensation actually paid by our Company and our financial performance.

Year	Summary Compensation Table Total for PEO-1[1] ($)	Summary Compensation Table Total for PEO-2[1] ($)	Compensation Actually Paid to PEO-1[2] ($)	Compensation Actually Paid to PEO-2[2] ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2,3] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[2,3] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in 000s) ($)[6]	Operating EPS ($)[6]
							Total Shareholder Return ($)[4]	Peer Group Total Shareholder Return ($)[4,5]
2023	7,206,071	6,860,896	5,959,091	6,043,409	2,860,823	2,177,294	170	176	970,755	10.65
2022	8,905,419	8,871,217	19,165,333	19,247,538	3,081,295	6,745,194	167	168	894,386	9.71
2021	8,353,754	8,323,666	6,084,819	6,060,050	2,906,877	2,237,094	129	152	1,031,114	9.63
2020	9,158,910	8,443,364	2,393,755	2,405,315	3,315,803	1,441,879	130	112	731,773	6.88
2019	8,342,279	8,337,263	23,790,020	23,757,342	3,119,663	6,932,031	142	123	760,790	6.75
1 Amounts shown are reported in the Summary Compensation Table (SCT) for the Principal Executive Officers (PEOs), Frank M. Svoboda (PEO-1) and J. Matthew Darden (PEO-2). Effective January 1, 2023, Messrs. Svoboda and Darden succeeded Gary L. Coleman and Larry M. Hutchinson as the Company's Co-CEOs and were designated as the PEOs for 2023. Messrs. Coleman and Hutchison were designated as PEO-1 and PEO-2 for the years 2019 through 2022.
2 Amounts shown represent compensation actually paid (CAP) and include adjustments for changes in the fair value of performance share awards, stock option awards and restricted stock unit awards, as well as adjustments for the aggregate change in the actuarial present value of accumulated benefits and actuarially-determined service costs for services rendered under all defined benefit and actuarial pension plans reported in the SCT for Messrs. Svoboda (PEO-1) and Darden (PEO-2) for 2023; for Messrs. Coleman (PEO-1) and Hutchinson (PEO-2) for 2019 to 2022; and for the average of the Non-PEO Named Executive Officers (NEOs): Thomas P. Kalmbach, R. Brian Mitchell, Robert E. Hensley, and Michael C. Majors for 2023; Messrs. Svoboda, Darden, Majors, and Steven K. Greer for 2021 and 2022; and Messrs. Svoboda, Darden, Greer, and W. Michael Pressley for 2019 and 2020. To calculate CAP, the following amounts were deducted or added to the SCT Total:

PEO-1
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2023	7,206,071	504	(487,847)	(216,287)	(733,218)	189,868	5,959,091
2022	8,905,419	3,119,560	6,499,470	692,092	—	(51,208)	19,165,333
2021	8,353,754	(321,200)	(1,700,782)	(309,130)	—	62,177	6,084,819
2020	9,158,910	(154,340)	(4,084,180)	(654,480)	(1,939,280)	67,125	2,393,755
2019	8,342,279	3,086,150	11,905,345	1,110,430	(717,872)	63,688	23,790,020

PEO-2
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2023	6,860,896	504	(433,019)	(153,923)	(399,676)	168,627	6,043,409
2022	8,871,217	3,119,560	6,499,470	692,092	—	65,199	19,247,538
2021	8,323,666	(321,200)	(1,700,782)	(309,130)	—	67,496	6,060,050
2020	8,443,364	(154,340)	(4,084,180)	(654,480)	(1,210,731)	65,682	2,405,315
2019	8,337,263	3,086,150	11,905,345	1,110,430	(745,486)	63,640	23,757,342
    54                 GL 2024 Proxy Statement

Average Non-PEO NEOs
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2023	2,860,823	889	(241,319)	(90,722)	(445,400)	93,023	2,177,294
2022	3,081,295	1,102,060	2,083,150	242,997	—	235,692	6,745,194
2021	2,906,877	(98,330)	(420,168)	(103,374)	(289,742)	241,831	2,237,094
2020	3,315,803	(45,053)	(1,106,602)	(192,601)	(737,316)	207,648	1,441,879
2019	3,119,663	949,864	2,946,444	448,501	(693,092)	160,651	6,932,031
3 Amounts shown represent the total average reported in the Summary Compensation Table for the Non-PEO NEOs. The Company’s Non-PEO NEOs for 2023 were Thomas P. Kalmbach, R. Brian Mitchell, Robert E. Hensley, and Michael C. Majors. For 2021 and 2022, the Non-PEO NEOs were Messrs. Svoboda, Darden, Majors and Steven K. Greer. Finally, the Non-PEO NEOs for 2019 and 2020 were Messrs. Svoboda, Darden, Greer, and W. Michael Pressley.
4 Calculated based on $100 invested as of market close on December 31, 2018, including the reinvestment of dividends, for each fiscal year.
5 The Company’s peer group consists of the Standard & Poor’s (S&P) Life and Health Insurance Index and is set forth in Part II, Item 5 of the Form 10-K for the fiscal year ended December 31, 2023.
6 As a result of the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, net income and operating EPS for 2021 and 2022 have been retrospectively adjusted as of January 1, 2021. The Company implemented the standard on January 1, 2023. Refer to the 2023 Form 10-K for additional information.
The charts below reflect the compensation actually paid (CAP) for each of the Company’s PEOs and the average CAP for the Non-PEO NEOs, respectively, and their relation to the Company’s Total Shareholder Return (TSR) over the referenced years, along with the Company’s TSR versus our peer group’s TSR.
    55                 GL 2024 Proxy Statement

In summary, the Company’s compensation actually paid (CAP) fluctuates largely with its performance in several key metrics, notably TSR. This is primarily a result of the equity-based portion of the individuals’ compensation being dependent on share price. As such, we would expect CAP to vary with changes in share price.
In 2019, CAP increased significantly when compared to compensation presented in the SCT, largely as a result of a 42% increase in TSR, thus increasing the fair value of equity-based awards for those periods. The reason for the increase in CAP from 2020 to 2021, despite a lack of corresponding increase in TSR over such period, is due to the COVID-19 pandemic and the resulting fluctuations in the fair value of the equity-based compensation of our NEOs. As a result of the pandemic, the stock market dropped significantly, with the Company’s stock declining in value approximately 10% over the course of 2020 before staying largely flat through 2021. In addition to the impact the decreased share price had on CAP, the pandemic resulted in lower net income for the Company given its primary focus on providing mortality-based insurance products. As a result of the pandemic, the Company incurred approximately $60 million of additional life insurance losses in 2020, $140 million in 2021, and $49 million in 2022, which impacted the performance objectives underlying equity awards issued prior to March of 2020 and the non-equity incentive compensation for 2020. This, however, primarily only impacted CAP in 2020, as compared to subsequent years in which the Compensation Committee adjusted the performance objectives on new awards to exclude the effect of COVID-19 related life claims due to the inherent difficulty in reasonably estimating such life claims, and in order to avoid an inequitable result of the pandemic impacting the awards. The impact of this exclusion, along with a 30% increase in TSR for the year, resulted in a significant increase in CAP for 2022. With TSR staying relatively flat in 2023, the resulting CAP figure came in-line with compensation reported on the SCT. This was to be anticipated, as we would not expect the year-end valuations to change significantly during a period with little to no change in TSR due to the significance share price has in the underlying calculation of fair value.
The charts below reflect CAP for each of the Company's PEOs and the average CAP for the non-PEO NEOs, respectively, and their relation to net income as well as the Company’s selected measure, operating EPS. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
    56                 GL 2024 Proxy Statement

CAP versus Net Income
Compensation Actually Paid $000s
$40,000
$30,000
$20,000
$10,000
$0
Net Income $000s
$1,200,000
$900,000
$600,000
$300,000
$0
$760,790
$731,773
$1,031,114
$894,386
$970,755
2019
2020
2021
2022
2023
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Net Income

CAP versus Operating EPS
Compensation Actually Paid $000s
$40,000
$30,000
$20,000
$10,000
$0
Operating EPS
$12
$9
$6
$3
$0
$6.75
$6.88
$9.63
$9.71
$10.65
2019
2020
2021
2022
2023
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Operating EPS

In 2019, CAP to the PEOs and non-PEO NEOs increased significantly when compared to the figure provided in the SCT, primarily a result of changes in the Company's reported net income and operating EPS. Net income increased 8% and operating EPS increased 10% in 2019, thus increasing the value of the share-based awards for that year. As previously noted, this was to be anticipated given the significance net operating income, a key component of net income and operating EPS, has in determining management compensation on an annual basis. In 2020, CAP decreased when compared to the SCT total, primarily a result of declining net income. The decline in net income was a result of the impact of COVID-19 as discussed above. In 2021 and 2022, as a result of the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI), net income and operating EPS have been retrospectively restated, thus affecting the comparability of prior periods. Additional information regarding the impacts of the adoption is contained in the Company's Form 10-K. Using current figures, CAP as a percent of the SCT total increased significantly in 2021 and 2022, when compared to 2020, which is in-line with the increases seen in net income and operating EPS over these periods. In 2023, CAP remained in-line with the figure provided on the SCT, despite the increased operating EPS and net income during 2023 since CAP is more impacted by changes in share price, which remained relatively unchanged.
    57                 GL 2024 Proxy Statement

The three items listed below represent the most important non-GAAP financial measures utilized to link the executive compensation actually paid (to all of its NEOs) to Company performance during the most recently completed fiscal year. Our reasoning for these measures is further discussed in the Compensation Philosophy sub-section of the Compensation Discussion and Analysis section of this Proxy Statement. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

Book Value Per Share, excluding AOCI*
Total Premium
Net Operating Income ROE

*For purposes of determining the total performance shares awarded for a given year, the figure is adjusted to include accumulated dividends per share paid over the performance period.
CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees. For 2023, our last completed fiscal year:
•The annual total compensation of the Company's Co-CEO5 was $7,219,409, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and
•The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $61,022.
Based on this information, for 2023, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 118 to 1.6 The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
To identify the Company's employee population and its "median" employee and to determine the annual total compensation of the Company's Co-CEO and its "median employee," the following methodology was utilized:
Identification of Employee Population
•We selected October 1, 2023 as the determination date for purposes of identifying the employee population from which the "median employee" was identified. The employee population on that date consisted of 3,589 employees, which included all of the full-time, part-time and temporary employees of the Company and its consolidated subsidiaries.7
Identification of Median Employee
•To identify our "median employee," we utilized existing payroll records to determine the total cash compensation of our employees over the period from January 1, 2023 through September 30, 2023. This compensation measure, which was believed to reasonably reflect the annual compensation of our employees, was consistently applied to all employees in the employee population.8 Use of a partial-year measurement period, as opposed to the full 2023 fiscal year, was also believed to reasonably reflect the annual compensation of our employees.
•No cost-of-living adjustments were made in identifying the "median employee."
5 Because the Company operated with Co-CEOs during 2023, the annual total compensation of Co-CEO Frank M. Svoboda ("the Company's Co-CEO"), which was higher than that of Co-CEO J. Matthew Darden, was utilized for purposes of calculating the CEO pay ratio.
6 Using the annual total compensation of Mr. Darden, the other Co-CEO, for calculation purposes would have resulted in a ratio of 113 to 1.
7 Six Canadian employees were excluded from the employee population under the de minimis exemption. Independent contractors were likewise excluded from the employee population. The Company, which utilizes various widely recognized tests, including standards set forth by the U.S. Department of Labor under the Fair Labor Standards Act, guidance from the IRS, as well as common law, to determine whether its workers are employees, applied the same criteria for purposes of the pay ratio rule. Another basis for exclusion from the employee population consisted of workers whose compensation was determined by an unaffiliated third party but who provided services to the Company or its consolidated subsidiaries as independent contractors, in accordance with Item 402(u)(3) of Reg. S-K.
8 With respect to 577 permanent employees who were employed for less than the full nine-month measurement period, their total cash compensation was credited to include the portion of the measurement period they were not employed. No full-time equivalent adjustments were made.
    58                 GL 2024 Proxy Statement

•Ranking all of the employees in the employee population, based on total cash compensation, enabled us to identify the Company's median employee.
Calculation of Annual Total Compensation and CEO Pay Ratio
•To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($7,206,071) reflected in the 2023 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.9
•We then combined all of the elements of the “median employee’s” compensation for 2023, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits,10 in order to arrive at the “median employee’s” annual total compensation amount ($61,022).
•Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee based upon these results. The resulting CEO pay ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.
9 Company-paid healthcare benefits, totaling $13,338, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2023.
10 Company-paid healthcare benefits, totaling $6,084, were included in the calculation of the median employee's annual total compensation for 2023.
    59                 GL 2024 Proxy Statement

2023 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Linda L. Addison	45,000	270,034	0	0	0	0	315,034
Marilyn A. Alexander	106,667	170,057	0	0	0	0	276,724
Cheryl D. Alston	100,000	170,057	0	0	0	0	270,057
Mark A. Blinn	104,167	170,057	0	0	0	0	274,224
James P. Brannen	113,333	170,057	0	0	0	0	283,390
Jane Buchan	125,000	170,057	0	0	0	0	295,057
Alice S. Cho	96,250	145,502	0	0	0	0	241,752
Robert W. Ingram[3]	0	90,051	0	0	0	0	90,051
Steven P. Johnson	120,000	170,057	0	0	0	0	290,057
Darren M. Rebelez[3]	33,333	56,686	0	0	0	0	90,019
David A. Rodriguez	85,556	145,480	0	0	0	0	231,036
Mary E. Thigpen	127,500	170,057	0	0	0	0	297,557
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,422 shares of restricted stock awarded to each of Mses. Alexander, Alston, and Thigpen and Messrs. Blinn and Johnson on January 3, 2023; 2,258 restricted stock units (RSUs) awarded to Ms. Addison, 1,422 RSUs awarded to each of Ms. Buchan and Mr. Brannen, 753 RSUs awarded to Mr. Ingram, and 474 RSUs awarded to Mr. Rebelez on January 3, 2023; 1,205 RSUs awarded to Mr. Rodriguez on March 6, 2023; and 1,352 RSUs awarded to Ms. Cho on March 15, 2023.
2 Aggregate outstanding option awards at fiscal year end 2023 are as follows: for Ms. Alston, 14,017 shares; and for Ms. Buchan, 18,100 shares. For Mses. Addison, Alexander, Cho and Thigpen, and Messrs. Blinn, Brannen, Ingram, Johnson, Rebelez, and Rodriguez, 0 shares.
3 Messrs. Ingram and Rebelez retired from the Board on April 27, 2023.
DIRECTOR COMPENSATION PHILOSOPHY
The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units, and stock options.
PAYMENTS TO DIRECTORS
In 2023, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:
Cash Compensation
•Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan;
•The Lead Director receives an additional $45,000 annual retainer in cash, payable in quarterly installments;
•Annual Board committee Chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair, $25,000 for the Compensation Committee Chair, and $20,000 for the Governance and Nominating Committee Chair; and
•All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.
Equity Compensation
•Directors are paid $180,000 of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first
    60                 GL 2024 Proxy Statement

NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and
•If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $180,000 of market value stock options awarded on the first NYSE trading day of each year.
Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board or Board Committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.
Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2023, no non-management director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-management directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months, as elected by the director, with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2023.
RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS
The Board has adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.
At their February 22, 2023 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2023.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
DELINQUENT SECTION 16(a) REPORTS
Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2023, the Company believes that all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were filed on a timely basis, except one late Form 4 filing was made on behalf of each of Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Jane Buchan, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen, each of which was filed two business days late due to an administrative error.
    61                 GL 2024 Proxy Statement

PRINCIPAL SHAREHOLDERS
The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2023, as indicated from the most recent Schedule 13F and 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,828,866 [1]	11.51%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	6,695,570 [2]	7.10%
[1] According to a Schedule 13G/A filed with the SEC on February 13, 2024, the Vanguard Group, Inc. reports sole voting power for 0 shares, shared voting power for 114,261 shares, sole dispositive power for 10,460,271 shares, and shared dispositive power for 368,595 shares.
[2] According to a Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. reports sole voting power for 6,168,868 shares, shared voting power for 0 shares, sole dispositive power for 6,695,570 shares, and shared dispositive power for 0 shares.

    62                 GL 2024 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee of the Board is comprised of three directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Mary E. Thigpen, who currently serves as Committee Chair, Steven P. Johnson, and Alice S. Cho. All members of the Audit Committee, who served during 2023, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 28, 2024, after review and deliberation, the Board formally reaffirmed the status of Ms. Thigpen (since February 2020) and Mr. Johnson (since February 2017) as the designated audit committee financial experts serving on the Audit Committee and designated Alice S. Cho as an additional audit committee financial expert, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company, and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.
Mary E. Thigpen, Chair
Alice S. Cho
Steven P. Johnson
February 28, 2024

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
    63                 GL 2024 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES
The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2023 and 2022 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2023 ($)	2022 ($)
Audit Fees[1]	5,999,007	5,660,741
Audit Related Fees[2]	4,103	4,103
Tax Fees[3]	0	0
All Other Fees[4]	31,156	27,700
Total Fees	6,034,266	5,692,544

[1] Fees for audit services billed in 2023 and 2022 consisted of:
    (i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
    (ii) Review of the Company’s quarterly financial statements; and
    (iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
                (i) Services related to the adoption and implementation of accounting standards.
[3] Fees for tax fees consisted of:
                (i) None.
[4] Fees for assistance with subsidiary fund review in 2023 and 2022.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES
All audit and non-audit services performed by Deloitte in 2023 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the "Disclosure Categories") that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The CFO or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s previous meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.
    64                 GL 2024 Proxy Statement

PROCEDURAL MATTERS
Solicitation of Proxies
The Board of Globe Life Inc. solicits your proxy for use at the 2024 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held in a virtual format via live webcast at 10:00am Central Daylight Time on Thursday, April 25, 2024. J. Matthew Darden and Frank M. Svoboda are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.
Record Date, Voting Stock and Quorum
The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2024 Annual Meeting is March 1, 2024 (the "Record Date"). At the close of business on the Record Date, there were 94,036,897 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2024 Annual Meeting, personally or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.
Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-laws, a nominee will be elected to the Board of the Company at the 2024 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

    65                 GL 2024 Proxy Statement

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.
MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations for our 2025 Annual Meeting
In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2025 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 18, 2024.
Our Board has adopted proxy access, which permits an eligible shareholder (or a group of no more than 20 shareholders) owning at least 3% of the outstanding shares of the Company's common stock continuously for at least three years prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company, to submit director nominees constituting up to the greater of 20% of the Board or two directors, for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under this proxy access By-law provision must be delivered to or mailed and received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, not earlier than October 19, 2024, nor later than November 18, 2024.
If a shareholder proposal is submitted instead under the Company’s advance notice By-law provision (Article II, Section 10 of the By-laws) for presentation directly at an Annual Meeting rather than for inclusion in our proxy statement, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 26, 2024, nor later than February 9, 2025, together with the necessary supporting documentation required under that By-law provision.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 24, 2025.
    66                 GL 2024 Proxy Statement

General
The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $10,250 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2023, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023, and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to the Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 18, 2024
    67                 GL 2024 Proxy Statement

APPENDIX A
NON-GAAP RECONCILIATION
The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income[1]	Net operating income	Net income
Operating EPS	Net operating income earnings per diluted common share	Net income per diluted common share (EPS)
Underwriting margin[1]	Insurance underwriting margin	Income before income taxes
Net operating income ROE[2]	Net operating income as a return on shareholders' equity, excluding AOCI	Net income as a return on equity (ROE)
Book value per share, excluding AOCI[2]	Shareholders' equity per share, excluding AOCI	Book value per share
1 Net operating income is the consolidated total of segment profits after tax and as such is considered a non-GAAP measure. Underwriting margin is a component of net operating income. Refer to Results of Operations in our 2023 Annual Report on Form 10-K (pages 21 through 26) for a reconciliation to the most directly comparable GAAP measure and for a discussion on the usefulness and purpose of this measure.
2 Shareholders' equity per share, excluding AOCI, or book value per share, excluding AOCI, is a non-GAAP measure utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because the Company has the ability, and generally the intent, to hold investments to recovery or maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity per share, or book value per share, is the most directly comparable GAAP measure. Refer to Results of Operations in our 2023 Annual Report on Form 10-K (pages 21 through 26) for discussion of the usefulness and purpose of this measure.

A-1

Globe Life
Globe Life Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

Please fold here – Do not separate

The Board of Directors Recommends a Vote FOR the Election of Directors, and FOR Items 2 and 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Linda L. Addison	☐	☐	☐	1.7 J. Matthew Darden	☐	☐	☐
1.2 Marilyn A. Alexander	☐	☐	☐	1.8 Steven P. Johnson	☐	☐	☐
1.3 Cheryl D. Alston	☐	☐	☐	1.9 David A. Rodriguez	☐	☐	☐
1.4 Mark A. Blinn	☐	☐	☐	1.10 Frank M. Svoboda	☐	☐	☐
1.5 James P. Brannen	☐	☐	☐	1.11 Mary E. Thigpen	☐	☐	☐
1.6 Alice S. Cho	☐	☐	☐				

3. Approval of 2023 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ___________________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2024
10:00 a.m. (CDT)

Virtual Meeting
Online via live audio webcast

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/GL** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting, an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

Important notice regarding the Internet availability of Proxy Materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2023 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints J. Matthew Darden and Frank M. Svoboda, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held in virtual format, via live audio webcast, on the 25th day of April, 2024 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE
www.proxypush.com/GL
Use the Internet to vote your Proxy. Scan code on the front for mobile voting.

TELEPHONE
1-866-883-3382
Use a touch-tone telephone to vote your Proxy.

MAIL
Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 24, 2024.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 22, 2024 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.